Filed pursuant to Rule 424(b)(3)
Registration Statement No. 333-294149

Prospectus Supplement No. 1

(To Prospectus dated March 18, 2026)

WOLFSPEED, INC.

This prospectus supplement updates, amends and supplements the prospectus dated March 18, 2026 (the “Prospectus”), which forms a part of our Registration Statement on Form S-1 (Registration No. 333-294149). Capitalized terms used in this prospectus supplement and not otherwise defined herein have the meanings specified in the Prospectus.

This prospectus supplement is being filed to update, amend and supplement the information included in the Prospectus with the information contained in our Current Report on Form 8-K, filed with the Securities and Exchange Commission (“SEC”) on March 19, 2026, which is set forth below.

This prospectus supplement is not complete without the Prospectus. This prospectus supplement should be read in conjunction with the Prospectus, which is to be delivered with this prospectus supplement, and is qualified by reference thereto, except to the extent that the information in this prospectus supplement updates or supersedes the information contained in the Prospectus. Please keep this prospectus supplement with your Prospectus for future reference.

Our shares of Common Stock are listed on the New York Stock Exchange (the “NYSE”) under the symbol “WOLF.” On March 18, 2026, the closing sale price of our Common Stock was $16.78 per share.

Investing in shares of our Common Stock involves a high degree of risk. You should carefully review the risks and uncertainties that are described in the “Risk Factors” section beginning on page 4 of the Prospectus and under similar headings in any amendments or supplements to the Prospectus or in the documents incorporated by reference into the Prospectus.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if the Prospectus or this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is March 19, 2026

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 19, 2026

WOLFSPEED, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40863	56-1572719
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4600 Silicon Drive
Durham	North Carolina	27703
(Address of principal executive offices)		(Zip Code)

(919) 407-5300

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.00125 par value	WOLF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Equity Securities Offering

Equity Purchase Agreement

On March 19, 2026, Wolfspeed, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Equity Purchase Agreement”) with certain investors (the “Equity Securities Investors”). The Purchase Agreement provides for the sale and issuance by the Company of an aggregate of: (i) 3,250,030 shares (the “Shares”) of the Company’s common stock, par value $0.00125 per share (the “Common Stock”) and (ii) pre-funded warrants (the “Pre-Funded Warrants,” and, together with the Shares, the “Equity Securities”) to purchase up to an aggregate of 2,000,000 shares of Common Stock in a private placement (the “Equity Securities Placement”). The price per Share is $18.458, and the price per Pre-Funded Warrant is $18.448. The closing of the Equity Securities Placement is expected to occur on March 26, 2026 (the “Equity Securities Closing”), subject to customary closing conditions.

The Pre-Funded Warrants have an exercise price of $0.01 per underlying share of Common Stock, exercisable at any time until each is fully exercised, and will not expire until each is fully exercised, subject to the ownership limitations described below. The number of shares of Common Stock issuable upon exercise of each Pre-Funded Warrant is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock, as well as upon certain distributions of assets, including cash, stock or other property, to the Company’s stockholders. The Pre-Funded Warrants include a beneficial ownership blocker that provides that the holder may not exercise (nor may the Company allow the exercise of) such Pre-Funded Warrant if, upon giving effect to such exercise, such exercise would cause the aggregate number of shares of Common Stock beneficially owned by the holder (together with affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated for the purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) to exceed 9.99% of the total number of the then issued and outstanding shares of Common Stock as determined in accordance with the terms of each Pre-Funded Warrant; provided that the Pre-Funded Warrant holder may decrease (and later increase) such percentage to a percentage not in excess of 9.99% effective on or after the 61st day after notice of such increase or decrease is delivered to the Company.

The aggregate gross proceeds to the Company from the Equity Securities Placement are expected to be approximately $96.9 million, excluding any proceeds the Company may receive upon exercise of the Pre-Funded Warrants.

The Equity Purchase Agreement also contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties and termination provisions.

The foregoing description of the Equity Securities Placement, the Equity Securities issued in connection therewith and the Equity Purchase Agreement is a summary and does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the forms of the Pre-Funded Warrant and the Equity Purchase Agreement, which are filed as Exhibits 4.1 and 10.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Registration Rights Agreement

In connection with the Equity Securities Placement, the Company agreed to enter into a registration rights agreement (the “Registration Rights Agreement”) with the Equity Securities Investors at the Equity Securities Closing in the form attached to the Equity Purchase Agreement. Pursuant to the Registration Rights Agreement, among other things, the Company will file a resale registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) no later than 75 days after the Equity Securities Closing to register the resale of the “Registrable Securities” (as defined in the Registration Rights Agreement) held by them, which generally includes the Shares and the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants. The Company will use its commercially reasonable efforts to cause the Registration Statement to be declared effective by the SEC within certain timeframes set forth in the Registration Rights Agreement. In addition, the Equity Securities Investors have customary piggyback registration rights, subject to the limitations set forth in the Registration Rights Agreement.

The Company will generally pay all registration expenses in connection with its obligations under the Registration Rights Agreement, regardless of whether a registration statement is filed or becomes effective. The Registration Rights Agreement provides for customary indemnification and contribution provisions. The Registration Rights Agreement will terminate, with respect to each Equity Securities Investor, at such time as such Equity Securities Investor no longer owns any Registrable Securities, and in full and be of no further effect, at such time as there are no Registrable Securities held by any Equity Securities Investor.

The foregoing description of the Registration Rights Agreement is a summary and does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Registration Rights Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Convertible Notes Offering

Notes Subscription Agreements

On March 19, 2026, the Company also entered into separate, privately negotiated subscription agreements (collectively, the “Notes Subscription Agreements”) with Wolfspeed Texas, LLC, as guarantor (the “Guarantor”), and the investor parties thereto. The Notes Subscription Agreements provide for the sale and issuance by the Company of $379,000,000 aggregate principal amount of the Company’s 3.5% Convertible 1.5 Lien Senior Secured Notes due 2031 (the “Notes” and, together with the Equity Securities, the “Securities”) in a private placement (the “Notes Placement” and, together with the Equity Securities Placement, the “Private Placements”) to such investors. The closing of the Notes Placement is expected to occur concurrently with the closing of the Equity Securities Placement on March 26, 2026 (the “Notes Closing”), subject to customary closing conditions.

The Notes will be issued pursuant to an indenture (the “Indenture”), to be dated as of the Notes Closing, between the Company, the Guarantor, and U.S. Bank Trust Company, National Association, as trustee and collateral agent. The Notes will be guaranteed on a senior basis by the Guarantor, and the Notes and the related guarantee by the Guarantor will be senior, secured obligations of the Company and the Guarantor, secured by substantially all assets of the Company and the Guarantor. The Notes will be convertible at the option of holders in certain circumstances into cash, shares of Common Stock, or a combination of cash and shares of Common Stock, at the Company’s election. The initial conversion rate for the Notes will be 49.6623 shares of Common Stock per $1,000 principal amount of Notes (which is equivalent to an initial conversion price of approximately $20.14 per share of Common Stock),and will be subject to customary anti-dilution adjustments. The Notes will be redeemable by the Company in certain circumstances, and holders may require the Company to repurchase their Notes in certain circumstances. The foregoing is a summary of certain provisions of the Notes and the Indenture. It is only a summary and is not complete. This summary is qualified by the text of the Indenture and Notes, which will be filed on or about the date of the Notes Closing.

The aggregate gross proceeds to the Company from the Notes Placement are expected to be approximately $379.0 million.

The Notes Subscription Agreements contain customary representations, warranties and agreements by the Company, customary conditions to closing, other obligations of the parties and termination provisions.

The foregoing description of the Notes Placement, the Notes issued in connection therewith and the Notes Subscription Agreements is a summary and does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the form of Notes Subscription Agreement, which is filed as Exhibit 10.3, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by Item 2.03 of Form 8-K, the information regarding the Notes Placement set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 3.02. Unregistered Sales of Equity Interests

To the extent required by Item 3.02 of Form 8-K, the information regarding the Private Placements set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The offer and sale of the Securities and the shares of Common Stock underlying the Pre-Funded Warrants and the Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Company expects to issue the Securities in reliance on exemptions from registration provided for under Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder. Any shares of Common Stock that may be issued upon conversion of the Notes will be issued in reliance upon Section 3(a)(9) of the Securities Act. Initially, a maximum of 22,586,391 shares of Common Stock is expected to be issuable upon conversion of the Notes, based on the initial maximum conversion rate of 49.6623 shares per $1,000 principal amount of the Notes, which is subject to customary anti-dilution adjustment provisions.

Item 8.01. Other Events

On March 19, 2026, the Company issued a press release announcing the Private Placements. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company expects to use the gross proceeds from the Private Placements to redeem approximately $475.9 million of the Company’s outstanding Senior Secured Notes due 2030.

Neither this Current Report on Form 8-K nor the press release constitutes an offer to sell, or the solicitation of an offer to buy, the Securities or the shares of Common Stock, if any, issuable upon exercise of the Pre-Funded Warrants or the conversion of the Notes.

Cautionary Note Regarding Forward Looking Statements

The Company cautions you that statements contained in this Current Report on Form 8-K regarding matters that are not historical facts are forward-looking statements. Words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or continue” and similar expressions, are intended to identify forward-looking statements. The forward-looking statements are based on our current beliefs and expectations and include, but are not limited to statements regarding: the timing, size and expectation of the closing of the Private Placements; and expectations regarding market conditions, the satisfaction of customary closing conditions related to the Private Placements and the anticipated use of proceeds therefrom. Actual results may differ from those set forth in this Current Report on Form 8-K due to the risks and uncertainties inherent in our business, including, without limitation: the risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the Private Placements and other risks described in our prior press releases and filings with the SEC, including under the heading “Risk Factors” in our annual report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

4.1	Form of Pre-Funded Warrant

10.1	Form of Securities Purchase Agreement, dated March 19, 2026, by and among the Company and the Investors party thereto

10.2	Form of Registration Rights Agreement

10.3	Form of Note Subscription Agreement, dated March 19, 2026, by and among the Company, Wolfspeed Texas, LLC and the Investor parties thereto.

99.1	Press Release, dated March 19, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WOLFSPEED, INC.

By:	/s/ Melissa Garrett
Melissa Garrett Senior Vice President and General Counsel

Date: March 19, 2026

Exhibit 4.1

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF THIS WARRANT (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT, (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT, OR (IV) THE SECURITIES ARE TRANSFERRED WITHOUT CONSIDERATION TO AN AFFILIATE OF SUCH HOLDER OR A CUSTODIAL NOMINEE. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

FORM OF PRE-FUNDED WARRANT TO PURCHASE COMMON STOCK

Number of Shares: [•]

(subject to adjustment)

Warrant No. A-[•]	Original Issue Date: March 26, 2026

Wolfspeed, Inc., a Delaware corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [•] or its registered assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company up to a total of [•] shares of common stock, $0.00125 par value per share (the “Common Stock”), of the Company (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”) at an exercise price per share equal to $0.01 (the “Exercise Price”), in each case as adjusted from time to time as provided in Section 9, upon surrender of this Pre-Funded Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”) at any time and from time to time on or after the date hereof (the “Original Issue Date”), subject to the following terms and conditions:

This Warrant is one of a series of similar warrants issued pursuant to that certain Securities Purchase Agreement, dated March 19, 2026, by and among the Company and the Investors identified therein (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”).

1. Definitions. For purposes of this Warrant, the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediates, controls, is controlled by or is under common control with such Person.

“Attribution Parties” means, collectively, the following Persons and entities: (i) any direct or indirect Affiliates of the Holder, (ii) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the date hereof, directly or indirectly managed or advised by the Holder’s investment manager, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any Attribution Parties and (iv) any other Persons whose beneficial ownership of the Company’s Common Stock would or could be aggregated with the Holder’s and/or any other Attribution Parties for purposes of Section 13(d) or Section 16 of the Exchange Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

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“Closing Sale Price” means, for any security as of any date, the last trade price for such security on the Principal Trading Market for such security, as reported by Bloomberg Financial Markets, or, if such Principal Trading Market begins to operate on an extended hours basis and does not designate the last trade price, then the last trade price of such security prior to 4:00 P.M., New York City time, as reported by Bloomberg Financial Markets, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg Financial Markets. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then the Board of Directors of the Company shall use its good faith judgment to determine the fair market value. The Board of Directors’ determination shall be binding upon all parties absent demonstrable error. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

“Commission” means the U.S. Securities and Exchange Commission.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

“Group” shall have the meaning ascribed to it in Section 13(d) of the Exchange Act, and all related rules, regulations and jurisprudence.

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, incorporated or unincorporated association, joint venture, government (or an agency or subdivision thereof) or any other entity or organization.

“Principal Trading Market” means the national securities exchange or other trading market on which the Common Stock is primarily listed on and quoted for trading, which, as of the Original Issue Date, shall be the New York Stock Exchange.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.

“Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, for the Principal Trading Market with respect to the Common Stock that is in effect on the date of delivery of an applicable Exercise Notice, which as of the Original Issue Date was “T+1.”

“Trading Day” means any weekday on which the Principal Trading Market is normally open for trading.

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“Transfer Agent” means Equiniti Trust Company, LLC, the Company’s transfer agent and registrar for the Common Stock, and any successor appointed in such capacity.

2. Issuance of Securities; Registration of Warrants. The Company shall register ownership of this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder (which shall include the initial Holder or, as the case may be, any assignee to which this Warrant is permissibly assigned hereunder) from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

3. Registration of Transfers. This Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Subject to compliance with all applicable securities laws, the Company shall, or will cause its Transfer Agent to, register the transfer of all or any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, and payment for all applicable transfer taxes (if any). Upon any such registration or transfer, a new warrant to purchase Common Stock in substantially the form of this Warrant (any such new warrant, a “New Warrant”) evidencing the portion of this Warrant so transferred shall be issued to the transferee, and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations in respect of the New Warrant that the Holder has in respect of this Warrant. The Company shall, or will cause its Transfer Agent to, prepare, issue and deliver at the Company’s own expense any New Warrant under this Section 3. Until due presentment for registration of transfer, the Company may treat the registered Holder hereof as the owner and holder for all purposes, and the Company shall not be affected by any notice to the contrary.

4. Exercise of Warrants.

(a) All or any part of this Warrant shall be exercisable by the registered Holder in any manner permitted by this Warrant (including Section 11) at any time and from time to time on or after the Original Issue Date, and such rights shall not expire until exercised in full.

(b) The Holder may exercise this Warrant by delivering to the Company (i) an exercise notice, in the form attached as Schedule 1 hereto (the “Exercise Notice”), completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised (which may take the form of a “cashless exercise” if so indicated in the Exercise Notice pursuant to Section 10 below), and the date on which the last of such items is delivered to the Company (as determined in accordance with the notice provisions hereof) is an “Exercise Date.” The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. No ink original Exercise Notice shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Exercise Notice be required. Execution and delivery of the Exercise Notice shall have the same effect as cancellation of the original Warrant and issuance of a New Warrant evidencing the right to purchase the remaining number of Warrant Shares, if any.

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(c) The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this section, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

5. Delivery of Warrant Shares.

(a) Upon exercise of this Warrant, the Company shall promptly (but in no event later than the number of Trading Days comprising the Standard Settlement Period following the Exercise Date), upon the request of the Holder, cause the Transfer Agent to credit such aggregate number of shares of Common Stock specified by the Holder in the Exercise Notice and to which the Holder is entitled pursuant to such exercise (the “Exercise Shares”) (i) to the Holder’s or its designee’s balance account with The Depository Trust Company (“DTC”) through its Deposit Withdrawal At Custodian system or (ii) in book-entry form via a direct registration system (“DRS”) maintained by or on behalf of the Transfer Agent, in each case, so long as either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or the resale of such Warrant Shares by the Holder (and the Holder delivers representation letters from the Holder (but not a legal opinion) and its broker to the Company upon the Company’s reasonable request) or (B) the Exercise Shares are eligible for resale by the Holder without volume or manner-of-sale restrictions pursuant to Rule 144 promulgated under the Securities Act (assuming cashless exercise of this Warrant) (and the Holder delivers representation letters (but not a legal opinion unless reasonably requested by the Company solely in the event the Holder is required to sell the Exercise Shares pursuant to the affiliate requirements of Rule 144) from the Holder and its broker to the Company upon the Company’s reasonable request). Notwithstanding the foregoing, if the Warrant Shares satisfy a twelve month holding period as measured under Rule 144(d) promulgated under the Securities Act and the Holder is not an Affiliate, then the Company will cause the Transfer Agent to remove any resale restrictions imposed under the Securities Act from such Warrant Shares without the delivery of a representation letter from the related broker. If (A) and (B) above are not true, the Company shall cause the Transfer Agent to either (i) record the Exercise Shares in the name of the Holder or its designee on the certificates reflecting the Exercise Shares with an appropriate legend regarding restriction on transferability, which shall be issued and dispatched by overnight courier to the address as specified in the Exercise Notice, and on the Company’s share register or (ii) issue such Exercise Shares in the name of the Holder or its designee in restricted book-entry form in the Company’s share register. The Holder, or any Person so designated by the Holder to receive Warrant Shares, shall be deemed to have become the holder of record of such Warrant Shares as of the Exercise Date, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account, the date of the book entry positions or the date of delivery of the certificates evidencing such Exercise Shares, as the case may be.

(b) The Company’s obligations to issue and deliver Warrant Shares in accordance with and subject to the terms hereof (including the limitations set forth in Section 11 below) are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or

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termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance that might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Exercise Shares; provided, however, that the Holder shall not be entitled to both (i) require the Company to reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not timely honored and (ii) receive the number of shares of Common Stock that would have been issued if the Company had timely complied with its delivery requirements under Section 5(a).

6. Charges, Taxes and Expenses. Issuance and delivery of Exercise Shares shall be made without charge to the Holder for any issue or transfer tax, transfer agent fee or other incidental tax or expense (excluding any applicable stamp duties) in respect of the issuance of such shares, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the registration of any Warrant Shares or the Warrants in a name other than that of the Holder or an Affiliate thereof. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

7. Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction (in such case) and, in each case, a customary and reasonable contractual indemnity, if requested by the Company. If a New Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company’s obligation to issue the New Warrant.

8. Reservation of Warrant Shares. The Company covenants that it will, at all times while this Warrant is outstanding, reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares that are initially issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The failure of the Company to reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock a sufficient number of shares of Common Stock to enable it to issue Warrant Shares upon exercise of this Warrant as herein provided is referred to herein as an “Authorized Share Failure.” The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and non-assessable. The Company will take all such action as may be reasonably necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Common Stock may be listed. The

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Company further covenants that it will not, without the prior written consent of the Holder, take any actions to increase the par value of the Common Stock at any time while this Warrant is outstanding. In furtherance of the Company’s obligations set forth in this Section 8, as soon as practicable after the date of the occurrence of an Authorized Share Failure, the Company shall use commercially reasonable efforts to take all action necessary to increase the Company’s authorized shares of Common Stock to a number sufficient to allow the Company to reserve the number of Warrant Shares that are issuable and deliverable upon the exercise of the Warrant as of the time of such Authorized Share Failure.

9. Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant (the “Number of Warrant Shares”) are subject to adjustment from time to time as set forth in this Section 9.

(a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock issued and outstanding on the Original Issue Date and in accordance with the terms of such stock on the Original Issue Date or as amended, that is payable in shares of Common Stock, (ii) subdivides its outstanding shares of Common Stock into a larger number of shares of Common Stock, (iii) combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issues by reclassification of shares of capital stock any additional shares of Common Stock of the Company, then in each such case the Number of Warrant Shares shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, provided, however, that if such record date shall have been fixed and such dividend is not fully paid on the date fixed therefor, the Number of Warrant Shares shall be recomputed accordingly as of the close of business on such record date and thereafter the Number of Warrant Shares shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends. Any adjustment pursuant to clause (ii), (iii) or (iv) of this paragraph shall become effective immediately after the effective date of such subdivision, combination or issuance.

(b) Pro Rata Distributions. If, on or after the Original Issue Date, the Company shall declare or make any dividend or other pro rata distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction, but, for the avoidance of doubt, excluding any distribution of shares of Common Stock subject to Section 9(a), any distribution of Purchase Rights (as defined below) subject to Section 9(c) and any Fundamental Transaction (as defined below) subject to Section 9(d)) (a “Distribution”) then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage (as defined below)) immediately before the date on which a record is taken for such Distribution, or, if no such

6

record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution; provided, that to the extent that the Holder’s right to participate in any such Distribution would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution (and beneficial ownership) to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time or times as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such Distribution (and any Distributions declared or made on such initial Distribution or on any subsequent Distribution held similarly in abeyance) to the same extent as if there had been no such limitation.

(c) Purchase Rights. If at any time on or after the Original Issue Date, the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property, in each case pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issuance or sale of such Purchase Rights; provided, that to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to such extent (and shall not be entitled to beneficial ownership of such Common Stock as a result of such Purchase Right (and beneficial ownership) to such extent) and at the Holder’s election, in its sole discretion, either (1) such Purchase Right to such extent shall be held in abeyance for the benefit of the Holder until such time or times as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right to be held similarly in abeyance) to the same extent as if there had been no such limitation or (2) the Company shall offer the Holder the right upon exercise of such Purchase Right to acquire a security (e.g. a pre-funded warrant) that would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage but will otherwise to the extent possible have economic and other rights, preferences and privileges substantially consistent and on par with the securities or other property issuable upon exercise of the originally offered Purchase Rights). As used in this Section 9(c), (i) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities and (ii) “Convertible Securities” mean any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

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(d) Fundamental Transactions. If, at any time while this Warrant is outstanding (i) the Company effects any merger or consolidation of the Company with or into another Person, in which the Company is not the surviving entity or in which the stockholders of the Company immediately prior to such merger or consolidation do not own, directly or indirectly, at least 50% of the voting power of the surviving entity immediately after such merger or consolidation, (ii) the Company effects any sale to another Person of all or substantially all of its assets in one or a series of related transactions, (iii) pursuant to any tender offer or exchange offer (whether by the Company or another Person), holders of capital stock tender shares representing more than 50% of the voting power of the capital stock of the Company and the Company or such other Person, as applicable, accepts such tender for payment, (iv) the Company consummates a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the voting power of the capital stock of the Company (except for any such transaction in which the stockholders of the Company immediately prior to such transaction maintain, in substantially the same proportions, the voting power of such Person immediately after the transaction) or (v) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 9(a) above) (in any such case, a “Fundamental Transaction”), then following such Fundamental Transaction the Holder shall have the right to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant (including any Distributions or Purchase Rights then held in abeyance pursuant to Sections 9(b) or 9(c) above) without regard to any limitations on exercise contained herein (the “Alternate Consideration”). The Company shall not effect any Fundamental Transaction in which the Company is not the surviving entity or the Alternate Consideration includes securities of another Person unless (i) the Alternate Consideration is solely cash and the Company provides for the simultaneous “cashless exercise” of this Warrant pursuant to Section 10 below or (ii) if the Alternate Consideration includes any securities of another Person, such Person is a publicly traded corporation whose stock is quoted or listed for trading on a Trading Market and prior to or simultaneously with the consummation thereof, any successor to the Company, surviving entity or other Person (including any purchaser of assets of the Company) shall assume the obligation to deliver to the Holder such Alternate Consideration as, in accordance with the foregoing provisions, the Holder may be entitled to receive, and the other obligations under this Warrant. The provisions of this paragraph (d) shall similarly apply to subsequent transactions analogous to a Fundamental Transaction type. For the avoidance of doubt, a “Fundamental Transaction” shall not be deemed to occur solely as a result of Renesas Electronics Corporation (together with its wholly-owned subsidiaries) “beneficially owning” or becoming the direct or indirect “beneficial owner” (as determined in accordance with Section 13(d) of the Exchange Act) of shares of Common Stock representing more than fifty percent (50%) of the voting power of all of the issued and outstanding shares of Common Stock of the Company.

(e) Number of Warrant Shares. Simultaneously with any adjustment to the Number of Warrant Shares pursuant to Section 9, the Exercise Price shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the increased or decreased Number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment. Notwithstanding the foregoing, in no event may the Exercise Price be adjusted below the par value of the Common Stock then in effect.

8

(f) Calculations. All calculations under this Section 9 shall be made to the nearest one-tenth of one cent or the nearest share, as applicable.

(g) Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 9, the Company at its expense will, at the written request of the Holder, promptly compute such adjustment, in good faith, in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s transfer agent.

(h) Notice of Corporate Events. If, while this Warrant is outstanding, the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including, without limitation, any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice of such transaction at least ten (10) days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice. In addition, if while this Warrant is outstanding, the Company authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction contemplated by Section 9(d), other than a Fundamental Transaction under clause (iii) of Section 9(d), the Company shall deliver to the Holder a notice of such Fundamental Transaction at least thirty (30) days prior to the date such Fundamental Transaction is consummated; provided that if the Company does not contemporaneously with the delivery of such notice publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise and the Holder has informed the Company in writing that it elects not to receive any such notice that contains material, nonpublic information (and the Holder has not revoked such election in writing), then, the Company shall not deliver to the Holder such notice. Holder agrees to maintain any information disclosed pursuant to this Section 9(h) in confidence until such information is publicly available, and shall comply with applicable law with respect to trading in the Company’s securities following receipt of any such information.

10. Payment of Exercise Price. Notwithstanding anything contained herein to the contrary, the Holder may, in its sole discretion, satisfy its obligation to pay the Exercise Price through a “cashless exercise”, in which event the Company shall issue to the Holder the number of Warrant Shares in an exchange of securities effected pursuant to Section 3(a)(9) of the Securities Act, determined as follows:

X = Y [(A-B)/A]

where:

“X” equals the number of Warrant Shares to be issued to the Holder;

9

“Y” equals the total number of Warrant Shares with respect to which this Warrant is then being exercised;

“A” equals the Closing Sale Price of the shares of Common Stock (as reported by Bloomberg Financial Market) as of the Trading Day on the date immediately preceding the Exercise Date); and

“B” equals the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a “cashless exercise” transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the Original Issue Date (provided that the Commission continues to take the position that such treatment is proper at the time of such exercise). In the event that a registration statement registering the issuance of Warrant Shares is, for any reason, not effective at the time of exercise of this Warrant, then this Warrant may only be exercised through a cashless exercise, as set forth in this Section 10. If the Warrant Shares are issued in such a cashless exercise, the Company acknowledges and agrees that, in accordance with Section 3(a)(9) of the Securities Act, the Exercise Shares issued in such exercise shall take on the registered characteristics of the Warrants being exercised and may be tacked on to the holding period of the Warrants being exercised. Except as set forth in Section 12 (No Fractional Shares), in no event will the exercise of this Warrant be settled in cash.

11. Limitations on Exercise.

(a) Notwithstanding anything to the contrary contained herein, the Company shall not effect the exercise of any portion of this Warrant, and the Holder of this Warrant shall not have the right to exercise any portion of the Warrant, and any such exercise shall be null and void ab initio and treated as if the exercise had not been made, to the extent that immediately prior to or following such exercise, the Holder, together with the Attribution Parties, beneficially owns or would beneficially own as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder, in excess of 9.99% (the “Maximum Percentage”) of the Common Stock that would be issued and outstanding following such exercise. For purposes of calculating beneficial ownership for determining whether the Maximum Percentage is or will be exceeded, the aggregate number of shares of Common Stock held and/or beneficially owned by the Holder together with the Attribution Parties, shall include the number of shares of Common Stock held and/or beneficially owned by the Holder together with the Attribution Parties plus the number of shares of Common Stock issuable upon exercise of the relevant Warrant with respect to which the determination is being made but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised Warrant held and/or beneficially owned by the Holder or the Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company held and/or beneficially owned by such Holder or any Attribution Party (including, without limitation, any convertible notes, convertible stock or warrants) that are subject to a limitation on conversion or exercise analogous to the limitation contained herein. For

10

purposes of this Paragraph 11(a), beneficial ownership of the Holder or the Attribution Parties shall, except as set forth in the immediately preceding sentence, be calculated and determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, a Holder of this Warrant may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Form 10-K, Form 10-Q, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding (such issued and outstanding shares, the “Reported Outstanding Share Number”). For any reason at any time, upon the written or oral request of the Holder, the Company shall within one business day confirm orally and in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding. The Holder shall disclose to the Company the number of shares of Common Stock that it, together with the Attribution Parties holds and/or beneficially owns and has the right to acquire through the exercise of derivative securities and any limitations on exercise or conversion analogous to the limitation contained herein contemporaneously or immediately prior to submitting an Exercise Notice for the relevant Warrant. If the Company receives an Exercise Notice from the Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall (i) notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Exercise Notice would otherwise cause the Holder’s, together with the Attribution Parties’, beneficial ownership, as determined pursuant to this Section 11(a), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of Warrant Shares to be purchased pursuant to such Exercise Notice (the number of shares by which such purchase is reduced, the “Reduction Shares”) and (ii) as soon as reasonably practicable, the Company shall return to the Holder any exercise price paid by the Holder for the Reduction Shares. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder and the Attribution Parties since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of Common Stock to the Holder upon exercise of this Warrant results in the Holder, together with the Attribution Parties, being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the Exchange Act), the number of shares so issued by which the Holder’s, together with the Attribution Parties’, aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder and/or the Attribution Parties shall not have the power to vote or to transfer the Excess Shares. As soon as reasonably practicable after the issuance of the Excess Shares has been deemed null and void, the Company shall return to the Holder the exercise price paid by the Holder for the Excess Shares. By written notice to the Company, a Holder of this Warrant may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided that any increase in the Maximum Percentage will not be effective until the 61st day after such notice is delivered to the Company and shall not negatively affect any partial exercise effected prior to such change.

11

(b) This Section 11 shall not restrict the number of shares of Common Stock which a Holder or the Attribution Parties may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder or the Attribution Parties may receive in the event of: (i) a Distribution as contemplated in Section 9(a), (ii) Purchase Rights as contemplated in Section 9(b) or (iii) a Fundamental Transaction as contemplated in Section 9(c) of this Warrant. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Warrant in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder or the Attribution Parties for any purpose including for purposes of Section 13(d) of the Exchange Act and the rules promulgated thereunder or Section 16 of the Exchange Act and the rules promulgated thereunder, including Rule 16a-1(a)(1). No prior inability to exercise this Warrant pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 11 to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 11 or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Warrant.

12. No Fractional Shares. No fractional Warrant Shares will be issued in connection with any exercise of this Warrant. In lieu of any fractional shares that would otherwise be issuable, the number of Warrant Shares to be issued shall be rounded down to the next whole number and the Company shall pay the Holder in cash the fair market value (based on the Closing Sale Price) for any such fractional shares.

13. Notices. Any and all notices or other communications or deliveries hereunder (including, without limitation, any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered confirmed e-mail at the e-mail address specified in the books and records of the Transfer Agent prior to 5:30 P.M., New York City time, on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via confirmed e-mail at the e-mail address specified in the books and records of the Transfer Agent on a day that is not a Trading Day or later than 5:30 P.M., New York City time, on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service specifying next business day delivery, or (iv) upon actual receipt by the Person to whom such notice is required to be given, if by hand delivery.

14. Warrant Agent. The Company shall initially serve as warrant agent under this Warrant. Upon 10 days’ notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

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15. Miscellaneous.

(a) No Rights as a Stockholder. Except as otherwise set forth in this Warrant, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, amalgamation, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

(b) Further Assurances. Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate or articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant. Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

(c) Successors and Assigns. Subject to compliance with applicable securities laws, this Warrant may be transferred or assigned by the Holder without the consent of the Company provided that (i) the portion of the Warrant being transferred or assigned is exercisable (without regard to any limitation on exercise set forth herein) into a number of Warrant Shares equal to the lesser of (x) at least 400,000 Warrant Shares (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction occurring after the Original Issue Date) and (y) such lesser number of Warrant Shares exercisable upon exercise in full of the Warrant then outstanding or (ii) the transferee or the assignee is an Affiliate of the Holder. This Warrant may not be assigned by the Company without the written consent of the Holder, except to a successor in the event of a Fundamental Transaction that complies with Section 9(d). This Warrant shall be binding on and inure to the benefit of the Company and the Holder and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant.

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(d) Amendment and Waiver. This Warrant may be amended only in writing signed by the Company and the Holder, or their successors and assigns. The Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder. No amendment or modification of any Warrant issued by the Company on the Original Issue Date shall be made that would have the effect of providing more favorable terms in such Warrant to the Holder thereof unless the same is also offered to all holders of Warrants. In addition, no consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Warrant unless the same consideration (other than the reimbursement of legal fees) also is offered to all holders of the Warrants issued by the Company on the Original Issue Date.

(e) Acceptance. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

(f) Governing Law; Jurisdiction. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PERSON AT THE ADDRESS IN EFFECT FOR NOTICES TO IT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. EACH OF THE COMPANY AND THE HOLDER HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.

(g) Headings. The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

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(h) Severability. If any part or provision of this Warrant is held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Warrant shall remain binding upon the parties hereto.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

WOLFSPEED, INC.

By:
Name:
Title:

SCHEDULE 1

FORM OF EXERCISE NOTICE

[To be executed by the Holder to purchase shares of Common Stock under the Warrant]

Ladies and Gentlemen:

(1) The undersigned is the Holder of Warrant No.   (the “Warrant”) issued by Wolfspeed, Inc., a Delaware corporation (the “Company”). Capitalized terms used herein and not otherwise defined herein have the respective meanings set forth in the Warrant.

(2) The undersigned hereby exercises its right to purchase     Warrant Shares pursuant to the Warrant.

(3) The Holder intends that payment of the Exercise Price shall be made as (check one):

☐	Cash Exercise

☐	“Cashless Exercise” under Section 10 of the Warrant

(4) If the Holder has elected a Cash Exercise, the Holder shall pay the sum of $     in immediately available funds to the Company in accordance with the terms of the Warrant.

(5) Pursuant to this Exercise Notice, the Company shall deliver to the Holder Warrant Shares determined in accordance with the terms of the Warrant. The Warrant Shares shall be delivered (check one):

☐	to the following DWAC Account Number: _______________________________

☐	in book-entry form via a direct registration system

☐	by physical delivery of a certificate to: ______________________________________________________

     ______________________________________________________

☐	in restricted book-entry form in the Company’s share register

(6) By its delivery of this Exercise Notice, the undersigned represents and warrants to the Company that in giving effect to the exercise evidenced hereby:(i) the Holder is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended, and (ii) the Holder will not beneficially own in excess of the number of shares of Common Stock (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended) permitted to be owned under Section 11(a) of the Warrant to which this notice relates.

Dated:

Name of Holder:

By:

Name:

Title:

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

Exhibit 10.1

Wolfspeed, Inc.

Securities Purchase Agreement

March 19, 2026

- i -

(h)	Information Provided	15
(i)	No Investment, Tax or Other Advice	15
(j)	Investment Decision Matters	15
(k)	Due Diligence	15
(l)	No Regulatory Agency Recommendation or Approval	15
(m)	Investment Representations and Warranties	16
(n)	Mutual Negotiation	16
(o)	Financial Adviser Fee	16
(p)	Additional Documentation	16
(q)	Bring-Down of Representations and Warranties	16
(r)	New York Stock Exchange Matters	16
(s)	Wall-Cross Matters	16
(t)	No Reliance on the Financial Advisors Group; Related Matters	17
(u)	No General Solicitation	17
(v)	Disqualification Event	17
(w)	Brokers and Finders	18
(x)	CFIUS	18
Section 6.	Conditions to Obligations of the Parties	18
(a)	Conditions to the Company’s Obligations	18
(b)	Conditions to the Investor’s Obligations	18
Section 7.	The Release Time	19
Section 8.	Tax Matters	19
Section 9.	Miscellaneous	20
(a)	Waiver; Amendment	20
(b)	Assignability	20
(c)	Further Instruments and Acts	20
(d)	Waiver of Jury Trial	20
(e)	Governing Law	21
(f)	Section and Other Headings	21
(g)	Counterparts	21
(h)	Notices	21
(i)	Binding Effect	21
(j)	Notification of Changes	21
(k)	Severability	21
(l)	Entire Agreement	21
(m)	Reliance by the Financial Advisors Group; Third Party Beneficiaries	22
(n)	Termination	22
(o)	Inter-Affiliate Transfers	22
(p)	Indemnification	22

Exhibits

Exhibit A: List of Investors	A-1

Exhibit B: Form of Pre-Funded Warrant	B-1

Exhibit C: Form of Registration Rights Agreement	C-1

Exhibit D: Form of Investor Representation Letter	D-1

- ii -

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is dated as of March 19, 2026, by and among Wolfspeed, Inc., a Delaware corporation (the “Company”), and each of the entities listed on Exhibit A attached to this Agreement (each, an “Investor” and together, the “Investors”).

WHEREAS, the Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act;

WHEREAS, the Company desires to sell to the Investors, and each Investor desires to purchase from the Company, severally and not jointly, upon the terms and subject to the conditions stated in this Agreement, (A) shares (the “Shares”) of the Company’s common stock, par value $0.00125 per share (the “Common Stock”), and (B) pre-funded warrants to purchase shares of Common Stock substantially in the form attached hereto as Exhibit B (the “Pre-Funded Warrants” and, together with the Shares, the “Securities”); and

WHEREAS, contemporaneously with the sale of the Securities, the parties hereto will execute and deliver a Registration Rights Agreement, substantially in the form attached hereto as Exhibit C, pursuant to which the Company will agree to provide certain registration rights in respect of the Shares and the Pre-Funded Warrant Shares (as defined below) under the Securities Act and applicable state securities laws.

THEREFORE, the Company, and each Investor agree as follows.

Section 1. DEFINITIONS.

“Aggregate Purchase Amount” has the meaning set forth in Section 3(b)(ii).

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” has the meaning set forth in Section 3(b)(i).

“Closing Date” has the meaning set forth in Section 3(b)(i).

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” has the meaning set forth in the recitals.

“Company” has the meaning set forth in the first paragraph of this Agreement.

“Concurrent Note Placement” has the meaning set forth in Section 5(s).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Financial Advisors Group” means Goldman Sachs & Co. LLC, Wells Fargo Securities, LLC, William Blair & Company L.L.C., and J. Wood Capital Advisors LLC.

“GAAP” has the meaning set forth in Section 4(j).

“Governmental Authorizations” has the meaning set forth in Section 4(l).

“Insolvent” means, with respect to any Person, (i) the present fair saleable value of such Person’s assets is less than the amount required to pay such Person’s total indebtedness, (ii) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such Person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

“Investor” has the meaning set forth in the first paragraph of this Agreement.

“IRS” means the Internal Revenue Service.

“Investor” has the meaning set forth in the first paragraph of this Agreement.

“Issuer Covered Person” has the meaning set forth in Section 4(k).

“Material Adverse Effect” has the meaning set forth in Section 4(e).

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

“Pre-Funded Warrants” has the meaning set forth in the recitals.

“Pre-Funded Warrant Price” means $18.448.

“Pre-Funded Warrant Shares” means the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants.

“SEC” means the Securities and Exchange Commission.

“SEC Reports” means (a) the Company’s most recently filed Annual Report on Form 10-K and (b) all Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed or furnished (as applicable) by the Company following the end of the most recent fiscal year for which an Annual Report on Form 10-K has been filed and prior to the execution of this Agreement or the Closing Date, as applicable, together in each case with any documents incorporated by reference therein or exhibits thereto.

“Share Price” means $18.458.

“Shares” has the meaning set forth in the recitals.

“Securities” has the meaning set forth in the recitals.

“Securities Act” means the Securities Act of 1933, as amended.

“Tax Returns” means returns, reports, information statements and other documentation (including any additional or supporting material) filed or maintained, or required to be filed or maintained, in connection with the calculation, determination, assessment or collection of any Tax and shall include any amended returns required as a result of examination adjustments made by the Internal Revenue Service or other Tax authority.

“Tax” or “Taxes” means any and all federal, state, local, foreign and other taxes, levies, fees, imposts, duties and charges of whatever kind in the nature of tax (including any interest, penalties or additions to the tax imposed in connection therewith or with respect thereto), whether or not imposed on the Company, including, without limitation, taxes imposed on, or measured by, income, franchise, profits or gross receipts, and also ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, employment, social security, workers’ compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes and customs duties.

“Trading Day” means any day on which the Common Stock is traded on the New York Stock Exchange, or, if the New York Stock Exchange is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded.

“Transaction Documents” means this Agreement, the Pre-Funded Warrants, and the Registration Rights Agreement.

“USRPHC” has the meaning set forth in Section 4(o).

Section 2. RULES OF CONSTRUCTION. For purposes of this Agreement:

(a) “or” is not exclusive;

(b) “including” means “including without limitation”;

(c) “will” expresses a command;

(d) words in the singular include the plural and in the plural include the singular, unless the context requires otherwise;

(e) “herein,” “hereof” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement, unless the context requires otherwise;

(f) references to currency mean the lawful currency of the United States of America, unless the context requires otherwise; and

(g) the exhibits, schedules and other attachments to this Agreement are deemed to form part of this Agreement.

Section 3. PURCHASE AND SALE OF SECURITIES.

(a) Generally. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Investors, severally and not jointly, agree to purchase, the number and type of Securities, for the aggregate purchase price, set forth opposite the Investor’s name on Exhibit A. The purchase price per Share is equal to the Share Price. The purchase price per Pre-Funded Warrant is equal to the Pre-Funded Warrant Price.

(b) The Closing.

(i) Closing Date and Location. The closing and issuance and sale of the Securities (the “Closing”) will take place at the offices of Latham & Watkins LLP, 140 Scott Drive, Menlo Park, California 94025, at 10:00 a.m., New York City time, on the later of (1) March 26, 2026; (2) such date on which the conditions to Closing set forth in Section 6 are satisfied or waived; and (3) such other time and place as the Company and the Investor may agree in writing (such later date, the “Closing Date”).

(ii) Delivery of Purchase Price and Securities. At the Closing, the Securities shall be issued and registered in the name of the Investor, or in such nominee name(s) as designated by such Investor, representing the number of Securities to be purchased by the Investor at such Closing as set forth in Exhibit A, in each case, against payment to the Company of the purchase price therefor (the “Aggregate Purchase Amount”) in full, by wire transfer to the Company of immediately available funds, at or prior to the Closing, in accordance with wire instructions provided by the Company to the Investors at least one Business Day prior to the Closing. On the Closing Date, the Company will cause (A) the Transfer Agent to issue the Shares in book-entry form, free and clear of all restrictive and other legends (except as expressly provided in Section 5(b) hereof) and the Company shall provide evidence of such issuance from the Company’s Transfer Agent as soon as reasonably practical following the Closing Date to each Investor and (B) deliver to such Investor (or such Investor’s designated custodian per its delivery instructions), or in such nominee name(s) as designated by such Investor, Pre-Funded Warrants exercisable (without regard to any limitation on exercise set forth therein) for a number of shares of Common Stock as set forth in Exhibit A with respect to such Investor. In the event that the Closing has not occurred within two (2) Business Days after the expected Closing Date, unless otherwise agreed by the Company and such Investor, the Company shall promptly (but no later than one Business Day thereafter) return the previously wired Aggregate Purchase Amount to each respective Investor by wire transfer of United States dollars in immediately available funds to the account specified by each Investor in writing, and any book entries for the Securities shall be deemed cancelled; provided that, such return of funds shall not terminate this Agreement or relieve such Investor of its obligation to purchase, or the Company of its obligation to issue and sell, the Securities at the Closing.

(iii) Questions as to Form. All questions as to the form of all documents will be determined by the Company, in its reasonable discretion, which determination will be final and binding absent manifest error.

Section 4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY. The Company represents and warrants to the Investors and the Financial Advisors Group and covenants that:

(a) Due Formation, Valid Existence and Good Standing. The Company is duly formed, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to conduct its business as it is currently being conducted and to own its assets.

(b) Authorization; Valid Issuance. The Shares being purchased by the Investors hereunder have been duly and validly authorized and, upon issuance pursuant to the terms of this Agreement against full payment therefor in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable and will be issued free and clear of any liens or other restrictions, and will not be subject to any preemptive or similar rights (other than those as provided in the Transaction Documents or restrictions on transfer under applicable state and federal securities laws), and the holder of the Shares shall be entitled to all rights accorded to a holder of Common Stock. The Pre-Funded Warrant Shares have been duly and validly authorized and reserved for issuance and, upon issuance pursuant to the terms of the Pre-Funded Warrants against full payment therefor in accordance with the terms of the Pre-Funded Warrants, will be duly and validly issued, fully paid and non-assessable and will be issued free and clear of any liens or other restrictions and not subject to any preemptive or similar rights (other than those as provided in the Transaction Documents or restrictions on transfer under applicable state and federal securities laws), and the holder of the Pre-Funded Warrant Shares shall be entitled to all rights accorded to a holder of Common Stock. The issuance and delivery of the Shares and the Pre-Funded Warrants do not, and the exercise in full of the Pre-Funded Warrants and the issuance and delivery of the Pre-Funded Warrant Shares thereupon will not, (a) obligate the Company to offer to issue, or issue, shares of Common Stock or other securities to any Person (other than the Investors) pursuant to any preemptive rights, rights of first refusal, rights of participation or similar rights, or (b) result in any adjustment (automatic, at the election of any Person or otherwise) of the exercise, conversion, exchange or reset price under, or any other anti-dilution adjustment pursuant to, any outstanding securities of the Company. As of the Closing, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the Pre-Funded Warrant Shares that are issuable upon the exercise of the Pre-Funded Warrants (without regard to any limitation on exercise set forth therein).

(c) Listing of Common Stock. At or before the Closing, the Company will have submitted to the New York Stock Exchange a Supplemental Listing Application with respect to the Shares and the Pre-Funded Warrant Shares. The Company will use its commercially reasonable efforts to maintain the listing of the Shares and the Pre-Funded Warrant Shares on the New York Stock Exchange for so long as the Common Stock is then so listed. The Company is in compliance with all listing requirements of the New York Stock Exchange applicable to the Company. As of the date of this Agreement, there is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by the New York Stock Exchange or the SEC, respectively, to prohibit or terminate the listing of the Common Stock on the New York Stock Exchange or to deregister the Common Stock under the Exchange Act. The Company has taken no action as of the date of this Agreement that is designed to terminate the registration of the Common Stock under the Exchange Act.

(d) Securities Act Matters. Assuming the accuracy of the representations and warranties of the Investor, the issuance of the Securities pursuant to this Agreement is exempt from the registration requirements of the Securities Act. The Company is not, and has never been, an issuer identified in, or subject to, Rule 144(i)(1) of the Securities Act.

(e) Non-Contravention. The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Transaction Documents, and the consummation of the transactions contemplated by the Transaction Documents, will not (i) contravene any law, rule or regulation binding on the Company or any of its subsidiaries or any judgment or order of any court or arbitrator or governmental or regulatory authority applicable to the Company or any such subsidiary; (ii) constitute a breach or violation or result in a default under any loan agreement, mortgage, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of the foregoing is bound; or (iii) constitute a breach or violation or result in a default under the organizational documents of the Company or any of its subsidiaries, except, in the case of clauses (i) and (ii) above, for such contraventions, conflicts, violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the business, properties, prospects, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole or on the timely performance by the Company of its obligations under the Transaction Documents (“Material Adverse Effect”).

(f) No Consents. No consent, approval, authorization, order, license, registration or qualification of or with any court or governmental or regulatory authority is required for the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Transaction Documents, and the consummation of the transactions contemplated by the Transaction Documents, except such as have been obtained or made (or will, at the Closing, have been obtained or made) and except for any filings as may be required (and will be timely filed) under the Exchange Act.

(g) Authorization. The Company has all requisite corporate power and authority to enter into the Transaction Documents and to carry out and perform its obligations under the terms of the Transaction Documents, including the issuance and sale of the Securities and the Pre-Funded Warrant Shares. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of the Shares and the Pre-Funded Warrant Shares, the authorization, execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated herein, including the issuance and sale of the Securities and the Pre-Funded Warrant Shares, has been taken. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each Investor and that this Agreement constitutes the legal, valid and binding agreement of each Investor, this Agreement and each of the Pre-Funded Warrants constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). Upon its execution by the Company and the other parties thereto and assuming that it constitutes legal, valid and binding agreements of the other parties thereto, the Registration Rights Agreement will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(h) Investment Company Act. The Company is not and, after giving effect to the transactions contemplated by this Agreement, will not be required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

(i) SEC Filings. The Company has filed all forms, statements, certifications, reports and documents required to be filed by it with the SEC under Section 13, 14(a) and 15(d) of the Exchange Act (reports filed in compliance with the time period specified in Rule 12b-25 promulgated under the Exchange Act shall be considered timely for this purpose) for the one year preceding the date of this Agreement. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), each of the filed SEC Reports complied in all material respects with the applicable requirements of the Exchange Act (reports filed in compliance with the time period specified in Rule 12b-25 promulgated under the 1934 Act shall be considered timely for this purpose), and, as of the time they were filed, none of the filed SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. There are no outstanding or unresolved comments from the SEC staff with respect to the SEC Reports. To the Company’s knowledge, none of the SEC Reports are the subject of an ongoing SEC review. Other than with respect to the issuance and sale of the Securities pursuant to this Agreement, the Note Placement and transactions related thereto, the Company represents that, as of the date hereof, no material event or circumstance has occurred, which would be required to be publicly disclosed or announced on a Current Report on Form 8-K, either as of the date hereof or solely with the passage of time by the Company but which has not been so publicly announced or disclosed.

(j) Financial Statements The financial statements of the Company included in the SEC Reports (collectively, the “Financial Statements”) comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent restatement) and fairly present in all material respects the consolidated financial position of the Company as of the dates indicated, and the results of its operations and cash flows for the periods therein specified, all in accordance with United States generally accepted accounting principles (“GAAP”) (except as otherwise noted therein, and in the case of unaudited financial statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments) applied on a consistent basis throughout the periods therein specified (unless otherwise noted therein). Except as set forth in the Financial Statements filed prior to the date of this Agreement, the Company has not incurred any liabilities, contingent or otherwise, except (i) those incurred in the ordinary course of business, consistent with past practices since the date of such financial statements, (ii) liabilities not required under GAAP to be reflected in the Financial Statements, in either case, none of which, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect or (iii) liabilities incurred or to be incurred in connection with the Note Placement.

(k) Accounting Controls and Disclosure Controls and Procedures. Except as disclosed in the Company’s SEC Reports filed prior to the date of this Agreement, the Company maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including policies and procedures designed to provide reasonable assurance (i) that the Company maintains records that in reasonable detail accurately and fairly reflect the Company’s transactions and dispositions of assets, (ii) that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, (iii) that receipts and expenditures are made only in accordance with authorizations of management and the Company’s board of directors and (iv) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the Company’s financial statements. Except as disclosed in the Company’s SEC Reports filed prior to the date of this Agreement, the Company has not identified any material weaknesses in the design or operation of the Company’s internal control over financial reporting. Except as disclosed in the Company’s SEC Reports filed prior to the date of this Agreement, the Company’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) are designed to provide reasonable assurance that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.

(l) Compliance with Law; Permits. Neither the Company nor any of its subsidiaries is in violation of, or has received any notices of violations with respect to, any laws, statutes, ordinances, rules or regulations of any governmental body, court or government agency or instrumentality, except for violations which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have all required licenses, permits, certificates and other authorizations (collectively, “Governmental Authorizations”) from such federal, state or local government or governmental agency, department or body that are currently necessary for the operation of the business of the Company and its subsidiaries as currently conducted, except where the failure to possess currently such Governmental Authorizations has not had and is not reasonably expected to have a Material Adverse Effect. Neither the Company nor any subsidiary has received any written (or, to the Company’s knowledge, oral) notice regarding any revocation or material modification of any such Governmental Authorization, which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, has or would reasonably be expected to result in a Material Adverse Effect.

(m) No Litigation. Except as disclosed in the Company’s SEC Reports filed prior to the date of this Agreement, there is no action, suit, proceeding, arbitration, claim, investigation, charge, complaint or inquiry pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect, nor are there any orders, writs, injunctions, judgments or decrees outstanding of any court or government agency or instrumentality and binding upon the Company or any of its subsidiaries that have had or would reasonably be expected to have a Material Adverse Effect.

(n) Taxes. The Company and its subsidiaries have timely and properly (in all material respects) filed all federal, state and foreign income Tax Returns and other Tax Returns required to have been filed under applicable law (or extensions have been duly obtained) and have paid all Taxes required to have been paid by them, except for those which are being contested in good faith and reflected on their financial statements and except where failure to file such Tax Returns or pay such Taxes would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No assessment in connection with United States federal tax returns has been made against the Company that remains unpaid and would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No audits, examinations, or other proceedings with respect to any material amounts of Taxes of the Company and its subsidiaries are presently in progress or have been asserted or proposed in writing without subsequently being paid, settled or withdrawn. There are no liens for material Taxes on any of the assets of the Company (other than liens for Taxes not yet due and payable or the amount or validity of which are being contested in good faith and reflected on the Company’s financial statements). At all times since inception, the Company has been and, so long any Investor holds any Securities, will continue to be classified as a corporation for U.S. federal income tax purposes. The Company is not, and has never been, a U.S. real property holding corporation within the meaning of Section 897 of the Code (a “USRPHC”) during the period specified in Section 897(c)(1)(A)(ii) of the Code. For so long as any Investor holds any Securities, the Company shall provide such Investor with prompt written notice upon determining that it has become a USRPHC.

(o) Absence of Certain Changes. Except as disclosed in the Company’s SEC Reports filed prior to the date of this Agreement, since September 29, 2025, there has been no material adverse change and no material adverse development in the business, assets, properties, operations, condition (financial or otherwise), results of operations or prospects of the Company or its subsidiaries. Except as disclosed in the Company’s SEC Reports filed prior to the date of this Agreement, since September 29, 2025, neither the Company nor any of its subsidiaries has (i) declared or paid any dividends, (ii) sold any material assets, individually or in the aggregate outside of the ordinary course of business or (iii) had material capital expenditures, individually or in the aggregate, outside the ordinary course of business.

(p) Sarbanes-Oxley Act. The Company is, and since September 29, 2025 has been, in compliance in all material respects with all applicable requirements of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations promulgated by the SEC thereunder.

(q) Anti-Bribery and Anti-Money Laundering Laws. Each of the Company, its subsidiaries and, to the knowledge of the Company, any of their respective officers, directors, supervisors, managers, agents, or employees are and have at all times been in compliance with and its participation in the offering will not violate: (A) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any other law, rule or regulation of similar purposes and scope; (B) anti-money laundering laws, including, but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 US. Code sections 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder; or (C) except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, any laws with respect to import and export control and economic sanctions, including the U.S. Export Administration Regulations, the U.S. International Traffic in Arms Regulations, and economic sanctions regulations and executive orders administered by the U.S. Department of the Treasury Office of Foreign Asset Control.

(r) Solvency. Since September 29, 2025, neither the Company nor any of its subsidiaries has taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe, since September 29, 2025, that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact that would reasonably lead a creditor to do so except as disclosed in the Company’s SEC Reports filed prior to the date of this Agreement. The Company and its subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be, Insolvent.

(s) Transactions with Affiliates and Employees. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, that is required to be described in the SEC Reports that is not so described.

(t) Price Stabilization of Common Stock. The Company has not taken, nor will it take, directly or indirectly, any action designed to stabilize or manipulate the price of the Common Stock to facilitate the sale or resale of the Shares or the Pre-Funded Warrant Shares.

(u) Bring-Down of Representations and Warranties. Unless the Company notifies the Investor in writing to the contrary at or before the Closing, each representation and warranty of the Company contained in this Agreement will be deemed to have been reaffirmed and confirmed as of the Closing.

(v) No General Solicitation. Neither the Company nor any other Person or entity authorized by the Company to act on its behalf has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of Securities pursuant to this Agreement. Other than with respect to the Note Placement, the Company has not, directly or indirectly, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which, to its knowledge, is or will be (i) integrated with the offer and sale of the Securities pursuant to this Agreement for purposes of the Securities Act or (ii) aggregated with prior offerings by the Company for the purposes of the rules and regulations of the New York Stock Exchange. Assuming the accuracy of the representations and warranties of the Investors set forth in Section 4, neither the Company nor any of its affiliates, its subsidiaries nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any Company security, under circumstances that would adversely affect reliance by the Company on Section 4(a)(2) and/or Rule 506 of Regulation D promulgated thereunder for the exemption from registration for the transactions contemplated hereby.

(w) No Disqualification Event. Neither the Company nor any of its (i) predecessors, (ii) affiliates, (iii) directors, (iv) executive officers, (v) non-executive officers participating in the placement contemplated by this Agreement, (vi) beneficial owners of 20% or more of its outstanding voting equity securities (calculated on the basis of voting power), (vii) promoters or (viii) investment managers (including any of such investment managers’ directors, executive officers or officers participating in the placement contemplated by this Agreement) or general partners or managing members of such investment managers (including any of such general partners’ or managing members’ directors, executive officers or officers participating in the placement contemplated by this Agreement) (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to the disqualification provisions of Rule 506(d)(1)(i-viii) of Regulation D under the Securities Act (a “Disqualification Event”). The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Investors a copy of any disclosures provided thereunder.

(x) Other Covered Persons. Other than the Financial Advisors Group, the Company is not aware of any Person (other than any Issuer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Securities.

(y) Brokers and Finders. Other than the Financial Advisors Group, neither the Company nor any other Person authorized by the Company to act on its behalf has retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement.

(z) Removal of Legends.

(i) In connection with any sale, assignment, transfer or other disposition of the Shares or Pre-Funded Warrant Shares by an Investor pursuant to Rule 144 or pursuant to any other exemption under the Securities Act such that the purchaser acquires freely tradable shares and upon compliance by the Investor with the requirements of this Agreement, if requested by the Investor by notice to the Company, the Company shall request its transfer agent to remove any restrictive legends related to the book entry account holding such shares and make a new, unlegended entry for such book entry shares sold or disposed of without restrictive legends as soon as reasonably practicable, but in any event within three (3) Trading Days, following any such request therefor from the Investor accompanied by customary representations and other documentation (which, for the avoidance of doubt, shall not include a legal opinion unless reasonably requested by the Company), reasonably acceptable to the Company in connection therewith. In connection with any sale, assignment, transfer or other disposition of the Shares or Pre-Funded Warrant Shares by an Investor pursuant to an effective registration statement covering such Shares and/or Pre-Funded Warrant Shares (as applicable), the Investor shall provide the Company with a representation letter in the form attached hereto as Exhibit D. The Company shall be responsible for the fees of its transfer agent and its legal counsel associated with such legend removal.

(ii) Subject to receipt from the Investor and the broker that takes custody of applicable the Shares or Pre-Funded Warrant Shares, by the Company and its transfer agent of customary representations and other documentation (which shall not include an opinion of counsel) reasonably acceptable to the Company and its transfer agent in connection therewith, upon the earliest of such time as the Shares or Pre-Funded Warrant Shares (i) have been registered under the Securities Act pursuant to an effective registration statement (for clarity, at the time of the legend removal request, the Investor and its broker that takes custody of the Shares or Pre-Funded Warrant Shares for purposes of effecting the sale or transfer shall provide a customary letter to the Company, the Company’s counsel and the Company’s transfer agent that the Securities will be sold only in accordance with and pursuant to an effective registration statement or in compliance with Rule 144); (ii) have been sold pursuant to Rule 144, or (iii) are eligible for resale under Rule 144(b)(1) without the requirement for the Company to be in compliance with the current public information requirements under Rule 144(c)(1) (or any successor provision), the Company shall, in accordance with the provisions of this Section 4(z)(ii) as soon as reasonably practicable, but in any event within three (3) Trading Days, following any request therefor from an Investor accompanied by such customary and reasonably acceptable documentation referred to above, (A) deliver to the Company’s transfer agent irrevocable instructions that the Company’s transfer agent shall make a new, unlegended entry for such book entry shares, and (B) cause its counsel to deliver to the Company’s transfer agent one or more opinions to the effect that the removal of such legends in such circumstances may be effected under the Securities Act if required by the Company’s transfer agent to effect the removal of the legend in accordance with the provisions of this Agreement. Any shares subject to legend removal under this Section 4(z) may be transmitted by the Transfer Agent to the Investor by crediting the account of the Investor’s prime broker with the DTC System as directed by such Investor. The Company shall be responsible for the fees of its Transfer Agent and all DTC fees associated with such issuance, provided that, for the avoidance of doubt, the Company shall not be responsible for any fees or expenses associated with any required medallion guarantees related to or obtained in connection with such issuance.

(aa) Most Favorite Nation. The Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof through the Closing Date that none of the terms offered to any Person with respect to the purchase of any Securities (each a “Purchase Document”) is or will be more favorable to such Person than those of the Investors and this Agreement shall be, without any further action by any Investor or the Company, deemed amended and modified in an economically and legally equivalent manner such that the Investors shall receive the benefit of the more favorable terms contained in such Purchase Document. Notwithstanding the foregoing, the Company agrees, at its expense, to take such other actions (such as entering into amendments to this Agreement) as any Investor may reasonably request to further effectuate the foregoing.

Section 5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE INVESTOR. Each Investor represents and warrants to the Company and the Financial Advisors Group that:

(a) Due Formation, Valid Existence and Good Standing; Authorization, Execution and Delivery of This Agreement. The Investor (i) is duly formed, validly existing and in good standing under the laws of the jurisdiction of its organization with full power and authority to purchase the Securities pursuant to, and to enter into, this Agreement and the other Transaction Documents to which the Investor is a party and perform all obligations required to be performed by the Investor under this Agreement and the other Transaction Documents to which the Investor is a party; and (ii) has duly authorized, executed and delivered this Agreement and the other Transaction Documents, as applicable. Assuming this Agreement constitutes the legal and binding agreement of the Company, this Agreement constitutes a legal, valid and binding obligation of such Investor, enforceable against such Investor in accordance with its respective terms, except as such enforceability may be limited or otherwise affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and/or similar laws relating to or affecting the rights of creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b) Securities Act Matters. The Investor is not, as of the date of this Agreement, or, at the Closing, will not be, and, at no time during the three months preceding the date of this Agreement or preceding the Closing, was or will any of them be, a “person” that is an “affiliate” of the Company (as such terms are defined in Rule 144 under the Securities Act). The Investor acknowledges and agrees that the Securities are being offered in a transaction not involving any public offering within the meaning of the Securities Act, and the Investor understands that the Securities have not been registered under the Securities Act, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act, and that the Securities must continue to be held and may not be offered, resold, transferred, pledged or otherwise disposed of by the Investor unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration and in each case in accordance with any applicable securities laws of any state of the United States.

The Investor understands that any certificates or book entry notations evidencing the Securities may bear one or more legends in substantially the following form and substance:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT, (II) SUCH SECURITIES MAY BE

SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT, (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT, OR (IV) THE SECURITIES ARE TRANSFERRED WITHOUT CONSIDERATION TO AN AFFILIATE OF SUCH HOLDER OR A CUSTODIAL NOMINEE. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

In addition, the Securities may contain a legend regarding affiliate status of the Investor, if applicable.

(c) Non-Contravention. The purchase of the Securities and the other transactions contemplated hereby and the other Transaction Documents to which the Investor is a party to be performed by the Investor will not (i) contravene any law, rule or regulation binding on the Investor or any investment guideline or restriction applicable to the Investor; or (ii) constitute a breach or violation or result in a default under (x) the organizational documents of the Investor or (y) any material loan agreement, mortgage, lease or other agreement or instrument to which the Investor is a party or by which it is bound, except in the case of clauses (i) and (ii)(y) above, for such contraventions, breaches, violations or defaults which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Investor to perform its obligations hereunder.

(d) Jurisdiction of Residence. The Investor is a resident of the jurisdiction set forth on Exhibit A attached to this Agreement.

(e) Compliance with Certain Laws; Consents. The Investor will comply with all applicable laws and regulations in effect in any jurisdiction in which the Investor acquires any Securities pursuant to this Agreement and will obtain any consent, approval or permission required for any such acquisition under the laws and regulations of any jurisdiction to which the Investor is subject or in which the Investor acquires any Securities pursuant to this Agreement.

(f) Acknowledgement of Risks; Investment Sophistication. The Investor understands and accepts that the Securities to be acquired pursuant to this Agreement involve risks. The Investor has such knowledge, skill and experience in business, financial and investment matters that such Person is capable of evaluating the merits and risks of the purchase of the Securities. With the assistance of the Investor’s own professional advisors, to the extent that the Investor has deemed appropriate, the Investor has made its own legal, tax, accounting and financial evaluation of the merits and risks of an investment in the Securities and the consequences of such investment. The Investor has considered the suitability of the Securities as an investment in light of its own circumstances and financial condition, and the Investor is able to bear the risks associated with an investment in the Securities.

(g) No View to Distribution; No Registration. The Investor is acquiring the Securities solely for such Investor’s own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Securities in violation of the Securities Act. The Investor understands that the offer and sale of the Securities have not been registered under the Securities Act or any state securities laws by reason of specific exemptions under the provisions thereof that depend in part upon the investment intent of the Investor and the accuracy of the other representations made by the Investor in this Agreement. The Investor understands that the Company and its affiliates and agents are relying upon the representations and agreements contained in this Agreement (and any supplemental information) for the purpose of determining whether the offer and sale of the Securities meet the requirements for such exemptions.

(h) Information Provided. The Investor acknowledges that no Person has been authorized to give any information or to make any representation concerning the Company or the purchase of the Securities other than as contained in this Agreement or the Company’s information available on the SEC’s EDGAR system. Neither the Company nor the Financial Advisors Group take any responsibility for, nor provides any assurance as to the reliability of, any other information that others may provide to the Investor.

(i) No Investment, Tax or Other Advice. The Investor confirms that it is not relying on any statement (written or oral), representation or warranty made by, or on behalf of, the Company, the Financial Advisors Group or any of their respective affiliates or agents as investment, tax or other advice or as a recommendation to invest in the Securities. Neither the Company, the Financial Advisors Group nor any of their respective affiliates or agents is acting or has acted as an advisor or fiduciary to the Investor in deciding whether to invest in the Securities.

(j) Investment Decision Matters. The Investor confirms that none of the Company, the Financial Advisors Group or any of their respective affiliates, agents, control persons, officers, directors or employees have (i) given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Securities; or (ii) made any representation to the Investor regarding the legality of an investment in the Securities under applicable investment guidelines, laws or regulations. In deciding to purchase the Securities, the Investor is not relying on the advice or recommendations of the Company or the Financial Advisors Group, or their respective affiliates, agents, control persons, officers, directors or employees and has made its own independent decision that the terms of the Securities and the investment in the Securities are suitable and appropriate for it.

(k) Due Diligence. The Investor is familiar with the business and financial condition and operations of the Company and has had the opportunity to conduct its own investigation of the Company and the Securities. The Investor has had access to and has had the opportunity to review the Company’s information available on the SEC’s EDGAR system and such other information concerning the Company as it deems necessary to enable it to make an informed investment decision concerning the Securities. The Investor has been offered the opportunity to ask questions of the Company and received answers thereto, as it deems necessary to enable it to make an informed investment decision concerning the Securities.

(l) No Regulatory Agency Recommendation or Approval. The Investor understands that no federal or state agency has passed upon the merits or risks of an investment in the Securities or made any recommendation or endorsement, or made any finding or determination concerning the fairness or advisability, of such investment in the Securities.

(m) Investment Representations and Warranties. The Investor and each account for which it is acting is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act. The Investor agrees to furnish any additional information reasonably requested by the Company in writing to assure compliance with applicable U.S. federal and state securities laws in connection with the offer and sale of the Securities.

(n) Mutual Negotiation. The Investor acknowledges that the terms of the Securities and purchase thereof have been mutually negotiated between the Investor and the Company. The Investor was given a meaningful opportunity to negotiate the terms of the Securities and the purchase thereof. The Investor had a sufficient amount of time to consider whether to participate in the purchase of the Securities, and neither the Company nor the Financial Advisors Group, nor any of their respective affiliates or agents, has placed any pressure on the Investor to respond to the opportunity to purchase the Securities.

(o) Financial Adviser Fee. The Investor acknowledges that the Company intends to pay the Financial Advisors Group a fee in respect of the offer and sale of the Securities.

(p) Additional Documentation. The Investor will, upon request, execute and deliver any additional documents that the Company may reasonably request in writing to complete the purchase of the Securities.

(q) Bring-Down of Representations and Warranties. Except to the extent that the Investor notifies the Company in writing to the contrary at or before the Closing, each of the Investor’s representations and warranties contained in this Agreement will be deemed to have been reaffirmed and confirmed as of the Closing.

(r) New York Stock Exchange Matters. The Investor does not have a beneficial ownership interest equal to or greater than either 5% of the number of shares of Common Stock of the Company or 5% of the voting power outstanding of the Company, in each case, before the initial issuance of the Securities.

(s) Wall-Cross Matters. The Investor acknowledges and agrees that it has not transacted, and will not transact, in any securities of the Company, including, but not limited to, any hedging transactions, from the time the Investor was first contacted by the Company or the Financial Advisors Group with respect to the transactions contemplated by this Agreement until after the earlier of (i) the time the transactions contemplated by this Agreement are publicly disclosed by the Company and (ii) the Release Time. Solely for purposes of this Section 5(s), subject to the Investor’s compliance with its obligations under U.S. federal securities laws and the Investor’s internal policies, (i) “Investor” will not include any employees or affiliates of the Investor that are effectively walled off by appropriate “Fire Wall” information barriers approved by the Investor’s legal or compliance department; and (ii) the foregoing representations and covenants of this Section 5(s) will not apply to any transaction by or on behalf of an account that was effected without the advice or participation of, or such account’s receipt of information regarding the transactions contemplated hereby provided by, the Investor. The Investor hereby acknowledges the Company’s concurrent private placements of (i) $379,000,000 aggregate principal amount of the Company’s 3.5% Convertible 1.5 Lien Senior Secured Notes due 2031 (the “Concurrent Note Placement”) and (ii) the Shares and Pre-Funded Warrants.

(t) No Reliance on the Financial Advisors Group; Related Matters. The Investor acknowledges and agrees that the Financial Advisors Group is acting solely in its capacity as agent or advisor to the Company with respect to the offer and sale of the Securities pursuant to this Agreement and have not acted as an underwriter or as a financial advisor, tax advisor or fiduciary to the Investor and that the Financial Advisors Group and their respective directors, officers, employees, representatives and controlling persons have no responsibility for making, and have not made, any independent investigation of the information contained herein or in the Company’s SEC filings and make no representation or warranty to the Investor, express or implied, with respect to the Company, the Securities, the Share Purchase Price or the Pre-Funded Warrant Purchase Price or the accuracy, completeness or adequacy of the information provided to the Investor or any other publicly available information, nor will any of the foregoing persons be liable for any loss or damages of any kind (including, without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by the Investor, the Company or any other Person), whether in contract, tort or otherwise, resulting from the use of the information contained therein or otherwise supplied to the Investor, the negotiation of this Agreement, the transactions contemplated hereby, or for any action heretofore or hereafter taken or omitted to be taken by any of the foregoing in connection with the offer and sale of the Securities, except to the extent of fraud, willful misconduct or gross negligence.

(u) No General Solicitation. The Investor acknowledges and agrees that the Investor is purchasing the Securities directly from the Company. The Investor became aware of this offering of the Securities solely by means of direct contact from the Financial Advisors Group or directly from the Company as a result of a pre-existing, substantive relationship with the Company or the Financial Advisors Group, and/or their respective advisors (including, without limitation, attorneys, accountants, bankers, consultants and financial advisors), agents, control persons, representatives, affiliates, directors, officers, managers, members, and/or employees, and/or the representatives of such persons. The Securities were offered to the Investor solely by direct contact between Investor and the Company, the Financial Advisors Group and/or their respective representatives. Investor did not become aware of this offering of the Securities, nor were the Securities offered to Investor, by any other means, and none of the Company, the Financial Advisors Group and/or their respective representatives acted as investment advisor, broker or dealer to Investor. The Investor is not purchasing the Securities as a result of any general or public solicitation or general advertising, or publicly disseminated advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television, radio or the internet or presented at any seminar or any other general solicitation or general advertisement, including any of the methods described in Section 502(c) of Regulation D under the Securities Act.

(v) Disqualification Event. To the extent the Investor is one of the covered persons identified in Rule 506(d)(1), the Investor represents that no Disqualification Event is applicable to the Investor or any of its Rule 506(d) Related Parties (as defined below), except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. The Investor hereby agrees that it shall notify the Company promptly in writing in the event a Disqualification Event becomes applicable to the Investor or any of its Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. For purposes of this Section, “Rule 506(d) Related Party” means a person or entity that is a beneficial owner of the Investor’s securities for purposes of Rule 506(d) of the Securities Act.

(w) Brokers and Finders. The Investor has not retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement whose fees the Company would be required to pay.

(x) CFIUS. Such Investor is not a “foreign person,” as defined at 31 C.F.R. § 800.224.

Section 6. CONDITIONS TO OBLIGATIONS OF THE PARTIES.

(a) Conditions to the Company’s Obligations. The obligation of the Company to deliver the Securities is subject to the satisfaction at or prior to the Closing of each of the following conditions precedent: (i) the representations, warranties and covenants of the Investor in Section 5 hereof are true and correct as of the Closing in all respects with the same effect as though such representations and warranties had been made as of the Closing; (ii) all covenants of the Investor in Section 5 to be performed at or before the Closing have been performed; and (iii) the Company shall have received payment, by wire transfer of immediately available funds, in the full amount of the purchase price for the Securities being purchased by each Investor at the Closing as set forth in Exhibit A.

(b) Conditions to the Investor’s Obligations. The obligation of the Investor to deliver (or cause to be delivered) the Aggregate Purchase Amount is subject to the satisfaction at or prior to the Closing of each of the following conditions precedent:

(i) the representations, warranties and covenants of the Company in Section 4 are true and correct as of the Closing in all respects with the same effect as though such representations and warranties had been made as of the Closing;

(ii) all covenants of the Company in Section 4 to be performed at or before the Closing have been performed;

(iii) no event or series of events shall have occurred that has had or would reasonably be expected to have a Material Adverse Effect;

(iv) the Company shall have executed and delivered the Registration Rights Agreement to the Investor;

(v) no stop order or suspension of trading shall have been imposed by the New York Stock Exchange, the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock; the Common Stock shall be listed on the New York Stock Exchange and shall not have been suspended, as of the Closing Date, by the SEC or the New York Stock Exchange from trading thereon nor shall suspension by the SEC or the New York Stock Exchange have been threatened, as of the Closing Date, in writing by the SEC or the New York Stock Exchange; and the Company shall have filed with the New York Stock Exchange a Supplemental Listing Application for the listing of the Shares and the Pre-Funded Warrant Shares and the New York Stock Exchange shall have raised no objection to such notice and the transactions contemplated hereby;

(vi) the Company shall have consummated the Concurrent Note Placement for an aggregate purchase price of not less than $379,000,000; and

(vii) no judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental entity, shall have been issued, and no action or proceeding shall have been instituted by any governmental entity, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents

Section 7. THE RELEASE TIME. (a) As of the date of this Agreement, the Company is not aware of, and has not provided to the Investor or the Financial Advisors Group any material non-public information regarding the Company or its securities, other than any material non-public information relating to the offer and sale of the Securities and the Concurrent Note Placement; and (b) the Company agrees to publicly disclose at or before 8:30 a.m., New York City time, on the first business day after the date of this Agreement provided that, if this Agreement is executed and delivered between midnight and 8:30 a.m., New York City time on any Business Day, at or before 9:00 a.m. on the date hereof (such time and date, the “Release Time”), the offer and sale of the Securities contemplated by this Agreement and similar purchase agreements and the Concurrent Note Placement as well as any other material nonpublic information disclosed by the Company or its representatives (including the Financial Advisors in their capacities as such) to any Investor or its representatives in a press release or Current Report on Form 8-K (as applicable, the “Disclosure Document”). Immediately following the issuance or filing of such Disclosure Document, no Investor shall be in possession of any material, nonpublic information received from the Company, any of its subsidiaries or any of its respective officers, directors, affiliates, employees or agents, including, without limitation, the Financial Advisors (in their capacities as such), that is not disclosed in the Disclosure Document. In addition, effective upon the earlier of (i) the Release Time and (ii) the issuance or filing of the Disclosure Document, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company and/or any of the Financial Advisors, on the one hand, and any Investor and/or any of its affiliates, on the other hand, shall terminate and be of no further force or effect. The Company understands and confirms that each Investor and its affiliates will rely on the foregoing representations in effecting transactions in securities of the Company. The Company shall not disclose the name of any Investor in the Disclosure Document or in any other filing, announcement, release or otherwise without the prior written consent of the Investor, except to the extent such disclosure is required by applicable law, rule, regulation, SEC or stock exchange requirement or at the request of any governmental or regulatory agency or as required by legal process, in which case the Company shall provide the Investor with written notice of such disclosure permitted under this Section 7 prior to such disclosure and reasonably consult with the undersigned regarding such disclosure.

Section 8. TAX MATTERS. The Investor acknowledges that, if the Investor is a United States person for U.S. federal income tax purposes, then the Company or any other applicable withholding agent must be provided with a correct taxpayer identification number (generally, a person’s social security or federal employer identification number) and certain other information on a properly completed and executed IRS Form W-9. The Investor further acknowledges that, if the Investor is not a United States person for U.S. federal income tax purposes, then the Company or any other applicable withholding agent must be provided with the appropriate properly completed and executed IRS Form W-8, attesting to the Investor’s foreign status and certain other information as may be reasonably necessary to eliminate any withholding or deduction, including information establishing an exemption from withholding under Sections 1471 through 1474 of the Code. The Investor further acknowledges that it may be subject to 30% U.S. federal withholding or 24% U.S. federal backup withholding on certain payments or deliveries made to the Investor unless the Investor properly establishes an exemption from, or a reduced rate of, such withholding or backup withholding.

Section 9. MISCELLANEOUS.

(a) Waiver; Amendment. No amendment, modification, alteration, or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by the Company and the Investors of at least a majority in interest of the Securities then held by the Investors, provided that prior to the Closing the consent of all Investors shall be required; provided further that any amendment, modification, alteration, or change that materially disproportionately and adversely affects the rights and obligations of any Investor relative to the comparable rights and obligations of the other Investors shall require the prior written consent of such adversely affected Investor. Notwithstanding the foregoing, this Agreement may not be amended and the observance of any term of this Agreement may not be waived with respect to any Investor without the written consent of such Investor unless such amendment or waiver applies to all Investors in the same fashion. The Company, on the one hand, and each Investor, on the other hand, may by an instrument signed in writing by such parties waive the performance, compliance or satisfaction by such Investor or the Company, respectively, with any term or provision of this Agreement or any condition hereto to be performed, complied with or satisfied by such Investor or the Company, respectively.

(b) Assignability. None of the parties may assign its rights or obligations under this Agreement or designate another person (i) to perform all or part of its obligations under this Agreement or (ii) to have all or part of its rights and benefits under this Agreement, in each case without the prior written consent of (x) the Company, in the case of an Investor, and (y) the Investors, in the case of the Company, provided that an Investor may, without the prior consent of the Company, assign its rights hereunder to any of its Affiliates. In the event of any assignment in accordance with the terms of this Agreement, the assignee shall specifically assume and be bound by the provisions of this Agreement by executing a writing agreeing to be bound by and subject to the provisions of this Agreement and shall deliver an executed counterpart signature page to this Agreement and, notwithstanding such assumption or agreement to be bound hereby by an assignee, no such assignment shall relieve any party assigning any interest hereunder from its obligations or liability pursuant to this Agreement.

(c) Further Instruments and Acts. Each of the parties to this Agreement agrees to execute and deliver such further instruments and do such further acts as may be reasonably necessary to more effectively carry out the purposes of this Agreement.

(d) Waiver of Jury Trial. EACH OF THE COMPANY AND THE INVESTORS IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

(e) Governing Law. This Agreement will be governed by and construed in accordance with the internal laws of the State of New York.

(f) Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and will not affect the meaning or interpretation of this Agreement.

(g) Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed to be an original and all of which together will be deemed to be one and the same agreement. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission (including pdf format and any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) will be effective as delivery of a manually executed counterpart hereof.

(h) Notices. All notices and other communications to the Company provided for herein will be in writing and will be deemed to have been duly given if delivered personally or sent by electronic mail or sent by nationally recognized overnight courier service or by registered or certified mail, return receipt requested, postage prepaid to the following addresses (or such other address as either party may have hereafter specified by notice in writing to the other): (i) if to the Company, Wolfspeed, Inc., 4600 Silicon Drive, Durham, North Carolina 27703, Attention: General Counsel; and (ii) if to the Investor, the address provided on Exhibit A hereto.

(i) Binding Effect. The provisions of this Agreement will be binding upon and accrue to the benefit of the parties hereto and the Investors and their respective heirs, legal representatives, successors and permitted assigns.

(j) Notification of Changes. The Investor covenants and agrees to notify the Company upon the occurrence of any event prior to the Closing that would cause any representation, warranty, or covenant of the Investor contained in this Agreement to be false or incorrect. The Company covenants and agrees to notify the Investor in writing upon the occurrence of any event prior to the Closing that would cause any representation, warranty, or covenant of the Company contained in this Agreement to be false or incorrect.

(k) Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

(l) Entire Agreement. This Agreement, including all Exhibits hereto, constitutes the entire agreement of the parties hereto with respect to the specific subject matter covered hereby, and supersedes in their entirety all other agreements or understandings between or among the parties with respect to such specific subject matter.

(m) Reliance by the Financial Advisors Group; Third Party Beneficiaries. The Financial Advisors Group, each acting as financial advisors to the Company, may rely on each representation and warranty of the Company and of the Investors made herein or pursuant to the terms hereof with the same force and effect as if such representation or warranty were made directly to the Financial Advisors Group. Each member of the Financial Advisors Group will be a third-party beneficiary of this Agreement to the extent provided in this Section 9(m).

(n) Termination. Notwithstanding any other provision hereof to the contrary, if the Closing has not occurred by 5:00 p.m. (New York City time) on the tenth (10th) Business Day following the date hereof, unless otherwise mutually agreed to by the parties to this Agreement, the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date by delivering a written notice to that effect to each other party to this Agreement and without liability of any party to any other party.

(o) Inter-Affiliate Transfers. The Investor may transfer Shares to any Affiliate thereof without providing the Company with an opinion of counsel provided that such transfer shall not involve a disposition of value. For the avoidance of doubt, inter-Affiliate contributions and inter-Affiliate issuance of equity interests shall not constitute value for purposes of this Section 9(o).

(p) Indemnification.

(i) The Company agrees to indemnify and hold harmless each Investor and its affiliates, and their respective directors, officers, trustees, members, managers, employees, investment advisers and agents (collectively, the “Indemnified Persons”), from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable and documented attorney fees and disbursements and other documented out-of-pocket expenses reasonably incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) to which such Indemnified Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Agreements, and will reimburse any such Indemnified Person for all such amounts as they are incurred by such Indemnified Person solely to the extent such amounts have been finally judicially determined not to have resulted from such Indemnified Person’s fraud or willful misconduct.

(ii) Any Indemnified Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any Indemnified Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (a) the indemnifying party has agreed in writing to pay such fees or expenses, (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Indemnified Person or (c) in the reasonable judgment of any such Indemnified Person, based upon written advice of its counsel, a conflict of interest exists between such Indemnified Person and the indemnifying party with respect to such claims

(in which case, if the Indemnified Person notifies the indemnifying party in writing that such Indemnified Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Indemnified Person); and provided, further, that the failure of any indemnified party to give written notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement unless such judgment or settlement (i) imposes no liability or obligation on, (ii) includes as an unconditional term thereof the giving of a complete, explicit and unconditional release from the party bringing such indemnified claims of all liability of the indemnified party in respect of such claim or litigation in favor of, and (iii) does not include any admission of fault, culpability, wrongdoing, or wrongdoing or malfeasance by or on behalf of, the indemnified party. No indemnified party will, except with the consent of the indemnifying party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement.

[The Remainder of This Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be duly executed as of the date first written above.

Investor:

Legal Name

[Signature Page to Securities Purchase Agreement]

WOLFSPEED, INC.

By:
Name:
Title:

[Signature Page to Securities Purchase Agreement]

EXHIBIT A

List of Investors

A-1

EXHIBIT B

Form of Pre-Funded Warrant

B-1

EXHIBIT C

Form of Registration Rights Agreement

C-1

EXHIBIT D

Form of Investor Representation Letter

D-1

Exhibit 10.2

REGISTRATION RIGHTS AGREEMENT

AMONG

WOLFSPEED, INC.

AND

THE HOLDERS PARTY HERETO

DATED MARCH 26, 2026

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TABLE OF CONTENTS

(cont’d)

		Page

Section 7.13	Extensions; Waivers	22
Section 7.14	Further Assurances	22
Section 7.15	No Third-Party Beneficiaries	22
Section 7.16	Interpretation; Construction	22
Section 7.17	Term	23

Exhibit A	-	Adoption Agreement

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THIS REGISTRATION RIGHTS AGREEMENT, dated as of March 26, 2026 (this “Agreement”), is entered into by and among Wolfspeed, Inc., a Delaware corporation (together with any successor entity thereto, the “Company”), and each of the Holders (as defined below) that are parties hereto from time to time.

RECITALS

A. Upon the terms and subject to the conditions of that certain Securities Purchase Agreement, dated as of March 19, 2026, by and among the Company and the Holders party thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”), the Company has agreed to issue to the Holders, and the Holders have agreed to purchase, severally and not jointly, (i) shares (the “Initial Shares”) of the Company’s Common Stock (as defined below) and/or (ii) pre-funded warrants to purchase shares of Common Stock (the “Pre-Funded Warrants”), in each case, pursuant to the Purchase Agreement.

B. To induce the Holders to enter into the Purchase Agreement, the Company has agreed to provide certain registration rights under the U.S. Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), and applicable state securities laws.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holders hereby agree as follows:

AGREEMENT

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. As used herein, the following terms shall have the following respective meanings:

“Adoption Agreement” means an Adoption Agreement in the form attached hereto as Exhibit A.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person.

“Agreement” has the meaning set forth in the Preamble.

“Allowed Delay” has the meaning ascribed to it in Section 4.3.

“Assignee” has the meaning set forth in Section 7.4.

“beneficially owned,” “beneficial ownership” and similar phrases have the same meanings as such terms have under Rules 13d-3 and 13d-5 (or any successor rule then in effect) under the Exchange Act, except that in calculating the beneficial ownership of any Holder, such Holder shall be deemed to have beneficial ownership of all securities that such Holder has the right to acquire, whether such right is currently exercisable or is exercisable upon the occurrence of a subsequent event or with the passage of time (without regard to any limitation on exercise set forth in the Pre-Funded Warrants).

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“Board” means the Board of Directors of the Company from time to time.

“Business Day” means any day other than a Saturday or Sunday or a legal holiday on which commercial banks in New York City, New York are authorized or required by law to be closed.

“Commission” means the U.S. Securities and Exchange Commission or any other U.S. Federal agency at the time administering the Securities Act.

“Common Stock” means, collectively, the Company’s shares of common stock, par value $0.00125 per share, any additional security paid, issued or distributed in respect of any such shares by way of a dividend, split or distribution, or in connection with a combination of shares, and any security into which such Common Stock or additional securities shall have been converted or exchanged in connection with a recapitalization, reorganization, reclassification, merger, amalgamation, consolidation, exchange, distribution or otherwise.

“Company” has the meaning set forth in the Preamble.

“control,” including the correlative terms “controlling,” “controlled by” and “under common control with,” means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person.

“Exercisable Shares” means the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants (without regard to any limitation on exercise set forth in the Pre-Funded Warrants).

“Exercised Shares” means the shares of Common Stock issued upon exercise of the Pre-Funded Warrants.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Existing Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of September 29, 2025, among the Company and the Holders (as defined therein) party thereto.

“Existing Registration Rights Holders” means Persons possessing registration rights, prior to the date hereof, which consist of the parties to the Existing Registration Rights Agreement.

“FINRA” means the Financial Industry Regulatory Authority or any successor regulatory authority.

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“Free Writing Prospectus” means any “free writing prospectus” as defined in Rule 405 promulgated under the Securities Act.

“Holders” means any holder of Registrable Securities and Transferees of such Holders that acquire Registrable Securities in accordance with Section 7.4 and execute an Adoption Agreement in accordance with Section 7.4 (in each case, so long as such Persons holds any Registrable Securities).

“Information” has the meaning ascribed to it in Section 4.1(i).

“Initial Notice” has the meaning ascribed to it in Section 3.1(a).

“Initial Shares” has the meaning given such term in the recitals of this Agreement.

“Inspectors” has the meaning ascribed to it in Section 4.1(i).

“Lock-Up Period” has the meaning ascribed to it in Section 3.6(a).

“MNPI” has the meaning ascribed to it in Section 4.2.

“Person” means any individual, partnership, limited liability company, corporation, company, association, joint stock company, trust, joint venture, unincorporated organization or any governmental entity or any department, agency or political subdivision thereof.

“Piggyback Notice” has the meaning ascribed to it in Section 3.1(a).

“Piggyback Registration” means any registration pursuant to Section 3.1(a).

“Prospectus” means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the securities covered by such Registration Statement and, in each case, by all other amendments and supplements to such prospectus, including post-effective amendments and, in each case, all material incorporated by reference in such prospectus.

“Pre-Funded Warrants” has the meaning given such term in the recitals of this Agreement.

“Purchase Agreement” has the meaning given such term in the recitals of this Agreement.

“Registrable Securities” means, with respect to any Holder, at any time, the Initial Shares, the Exercised Shares and the Exercisable Shares held or beneficially owned by such Holder at such time; provided, however, that as to any Registrable Securities, such securities shall cease to be Registrable Securities (i) upon the sale thereof pursuant to an effective registration statement, (ii) upon the sale thereof pursuant to Rule 144, (iii) when such securities cease to be outstanding, (iv) when on advice of counsel to the Company, which counsel shall be reasonably acceptable to the relevant Holder, such securities may be sold or disposed of by such Holder without the volume, manner of sale and public information limitations under Rule 144 (or any similar provisions then

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in force), or (v) if such securities shall have been otherwise transferred and new certificates or book-entries for them not bearing a legend restricting transfer shall have been delivered by the Company and such securities may be publicly resold without registration under the Securities Act and without the volume, manner of sale and public information limitations under Rule 144.

“Registration Statement” means any registration statement of the Company filed with the Commission under the Securities Act that covers the Registrable Securities, including any preliminary Prospectus and the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits thereto and all material incorporated by reference in such registration statement.

“Required Holders” means the Holders of a majority of the Registrable Securities beneficially owned by the Holders.

“Rule 144” means Rule 144 under the Securities Act (or successor rule).

“Rule 144A” means Rule 144A under the Securities Act (or successor rule).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Holders” means the Holders selling Registrable Securities pursuant to a Registration Statement under this Agreement.

“Selling Holders’ Counsel” has the meaning set forth in Section 4.1(b).

“Shares” means the Initial Shares, the Exercised Shares and the Exercisable Shares.

“Shelf Registration” has the meaning ascribed to it in Section 2.1(a).

“Shelf Registration Statement” has the meaning ascribed to it in Section 2.1(a).

“Subsequent Shelf Registration Statement” has the meaning ascribed to it in Section 2.1(d).

“Subsidiary” means each Person in which another Person owns or controls, directly or indirectly, capital stock or other equity interests representing more than 50% in voting power of the outstanding capital stock or other equity interests.

“Transfer” means any direct or indirect sale, assignment, transfer, conveyance, gift, bequest by will or under intestacy laws, pledge, mortgage, charge, hypothecation or other encumbrance, or any other disposition, of the stated security (or any interest therein or right thereto, including the issuance of any total return swap or other derivative whose economic value is primarily based upon the value of the stated security) or of all or part of the voting power (other than the granting of a revocable proxy) associated with the stated security (or any interest therein) whatsoever, or any other transfer of beneficial ownership of the stated security, with or without consideration and whether voluntarily or involuntarily (including by operation of law).

“Transferee” means a Person acquiring Shares pursuant to a Transfer.

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“Underwritten Offering” means a sale, on the Company’s or any Holder’s behalf, of Shares by the Company or a Holder to an underwriter for reoffering to the public.

ARTICLE II

SHELF REGISTRATION

Section 2.1 Shelf Registration.

(a) Filing. As promptly as reasonably practicable and in any event no later than seventy five (75) days after the Closing Date, the Company shall, pursuant to the requirements of this Section 2.1(a), file (or confidentially submit) a registration statement (a “Shelf Registration Statement”) to register under the Securities Act the resale of the Registrable Securities owned by the Holders (as applicable) at such time in accordance with Rule 415 under the Securities Act or any successor rule thereto (a “Shelf Registration”). With respect to each Shelf Registration, (i) the Company shall use commercially reasonable efforts to cause to be declared effective the Shelf Registration Statement as promptly as practicable after the filing (or confidential submission) thereof and, in any event no later than the earlier of the (x) in the event that the Shelf Registration Statement is (1) not subject to a full review by the SEC, 105 calendar days after the Closing Date or (2) subject to a full review by the SEC, 135 calendar days after the Closing Date and (y) within five (5) Business Days after resolving all Commission comments or receiving notice that the Shelf Registration Statement will not be reviewed or will not be subject to further review and (ii) the Shelf Registration Statement shall include a Plan of Distribution disclosure in customary form for similar resale registration statements as reasonably requested by the Holders holding a majority of the Registrable Securities included in such Shelf Registration Statement. The Shelf Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. The Company shall file with the Commission in accordance with Rule 424 under the Securities Act the final prospectus to be used in connection with sales pursuant to such Shelf Registration Statement within two Business Days following the effective date of the Shelf Registration Statement.

(b) Form S-3. In the event that Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on another appropriate form reasonably acceptable to the Holders and (ii) undertake to register the Registrable Securities on Form S-3 promptly after such form is available; provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the Commission.

(c) Continued Effectiveness. The Company shall use commercially reasonable efforts to keep the Shelf Registration Statement filed pursuant to Section 2.1(a) hereof continuously effective under the Securities Act, including by filing a new Shelf Registration Statement if necessary, in order to permit the Prospectus (or any Prospectus supplement) forming a part thereof to be usable by a Shelf Holder until the earlier to occur of the date as of which (i) all Registrable Securities registered by such Shelf Registration Statement have been sold pursuant to

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Rule 144 or pursuant to the Shelf Registration Statement and (ii) all securities registered pursuant to the terms of this Agreement cease to constitute Registrable Securities as defined hereunder. The Company shall promptly following a request by an Investor, but in any event within one (1) Business Day thereafter, confirm in writing (which may be by email) whether or not the Shelf Registration is effective and the Prospectus is available for use.

(d) Subsequent Shelf Registrations. If the Shelf Registration Statement filed under Section 2.1(a) or any Subsequent Shelf Registration Statement ceases to be effective for any reason at any time during the period described in Section 2.1(c), the Company shall use commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within thirty (30) days of such cessation of effectiveness amend such Shelf Registration Statement in a manner designed to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional shelf registration statement pursuant to Rule 415 under the Securities Act (or any similar provision then in force) covering all of the Registrable Securities covered by and not sold under the Shelf Registration Statement (a “Subsequent Shelf Registration Statement”). If a Subsequent Shelf Registration Statement is filed, the Company shall use commercially reasonable efforts to cause the Subsequent Shelf Registration Statement to be declared effective as soon as practicable after such filing and to keep such Subsequent Shelf Registration Statement continuously effective during the period described in Section 2.1(c). As used herein the term “Shelf Registration Statement” means the Shelf Registration Statement referenced in Section 2.1(a) and any Subsequent Shelf Registration Statements.

Section 2.2 Effective Registration Statement. A registration required pursuant to this Article II shall not be deemed to have been effected:

(a) unless a Shelf Registration Statement with respect thereto has been declared effective by the Commission and remains effective in compliance with the provisions of the Securities Act and the laws of any U.S. state or other jurisdiction applicable to the disposition of Registrable Securities covered by such Shelf Registration Statement for such period as is provided in Section 2.1(c) hereof or

(b) if, after it becomes effective, such Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental authority or court for any reason other than a violation of applicable law solely by any Selling Holder and has not thereafter become effective.

Section 2.3 Registration Expenses. All expenses incident to the Company’s performance of or compliance with this Agreement, including without limitation (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with any stock exchange, the Commission and FINRA (including, if applicable, the fees and expenses of any “qualified independent underwriter” and its counsel as may be required by the rules and regulations of FINRA), (ii) all fees and expenses of compliance with state securities or blue sky laws (including fees and disbursements of counsel for the underwriters and one counsel for the Selling Holders in connection with blue sky qualifications of the Shares and determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriters may designate), (iii) all printing and related messenger and delivery expenses

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(including expenses of printing certificates for the Shares in a form eligible for deposit with The Depository Trust Company and of printing prospectuses), (iv) all fees and disbursements of counsel for the Company and of all independent certified public accountants of the Company and its Subsidiaries (including the expenses related to any “comfort” letters), (v) all fees and expenses incurred in connection with the listing of the Shares on any securities exchange and all rating agency fees, (vi) all fees and documented out-of-pocket disbursements of underwriters customarily paid by the issuer or sellers of securities and subject to reimbursement by the issuer pursuant to the applicable underwriting agreement, including expenses of any special experts retained in connection with the registration (excluding underwriting discounts and commissions and transfer taxes, if any, and fees and disbursements of counsel to underwriters to the extent agreed to be paid by such underwriters (other than such fees and disbursements incurred in connection with any registration or qualification of Shares under the securities or blue sky laws of any state)), (vii) all reasonable fees and documented out-of-pocket expenses of Selling Holders’ Counsel for the Registrable Securities included in a Piggyback Registration not to exceed $50,000 per Piggyback Registration, and (viii) fees and expenses of other Persons retained by the Company, and any other reasonable expenses customarily paid by the issuers of securities, will be borne by the Company, regardless of whether the Registration Statement becomes effective (or such offering is completed) and whether or not all or any portion of the Registrable Securities originally requested to be included in such registration or offering are ultimately included in such registration or offering; provided, however, that (A) any underwriting discounts, commissions or fees in connection with the sale of the Registrable Securities will be borne by the Holders pro rata on the basis of the number of Shares so offered and sold, (B) transfer taxes with respect to the sale of Registrable Securities will be borne by the Holder of such Registrable Securities, (C) the financial, legal and other advisor fees incurred by any Holder in connection with any registration of such Holder’s Registrable Securities pursuant to the terms hereof (other than, for the avoidance of doubt, such fees borne by the Company pursuant to clauses (ii) and (vii) hereof) shall be borne by such Holder, and (D) fees and expenses of any accountants or other persons retained or employed by any Holder will be borne by such Holder.

ARTICLE III

PIGGYBACK REGISTRATION

Section 3.1 Notices.

(a) If the Company at any time proposes for any reason to register the sale of Common Stock or other equity securities of the Company under the Securities Act (other than a sale by a Holder of Registrable Securities pursuant to the Shelf Registration Statement, sales under any other “at-the-market” offering, a dividend reinvestment plan or rights offering, a registration on Form S-4 or Form S-8, or any successor of either such form, or a registration relating solely to the offer and sale to the Company’s directors or employees pursuant to any employee share plan or other employee benefit plan or arrangement) whether or not Common Stock or other equity securities of the Company are to be sold by the Company or otherwise (such registration, a “Piggyback Registration”), the Company shall give to each Holder holding Registrable Securities of the same class or classes proposed to be registered (or convertible or exercisable at the Holder’s option into or for such class or classes) written notice thereof at least eight (8) Business Days prior to the expected date of filing of such Registration Statement or amendment or supplement thereto

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in which the Company first intends to identify any selling stockholders and the number of Registrable Securities to be sold (each such notice, an “Initial Notice”). The Company shall, subject to the provisions of Section 3.2 and Section 3.3 below, include in such Piggyback Registration on the same terms and conditions as the securities otherwise being sold, all Registrable Securities of the same class or classes as the Common Stock or other equity securities of the Company proposed to be registered (or convertible or exercisable at the Holder’s option into or for such class or classes) with respect to which the Company has received written requests from Holders for inclusion therein within the time period specified by the Company in the applicable Initial Notice, which time period shall be not less than five (5) Business Days after sending the applicable Initial Notice (each such written request, a “Piggyback Notice”), which Piggyback Notice shall specify the number of Shares proposed to be included in the Piggyback Registration.

(b) If a Holder does not deliver a Piggyback Notice within the period specified in Section 3.1(a), such Holder shall be deemed to have irrevocably waived any and all rights under this Article III with respect to such registration (but not with respect to future registrations in accordance with this Article III).

(c) No registration effected under this Section 3.1 shall relieve the Company of its obligation to effect any registration or sale by a Holder of Registrable Securities pursuant to the Shelf Registration Statement under Section 2 hereof, and no registration effected pursuant to this Section 3.1 shall be deemed to have been effected pursuant to Section 2 hereof. The Initial Notice, the Piggyback Notice and the contents thereof shall be kept confidential until the public filing of the applicable Registration Statement, post-effective amendment or Prospectus supplement.

Section 3.2 Underwriter’s Cutback. If the managing underwriter of an Underwritten Offering that includes a Piggyback Registration advises the Company that it is the managing underwriter’s good faith opinion that the inclusion of all such Registrable Securities proposed to be included in such Underwritten Offering would be reasonably likely to interfere with the successful marketing, including, but not limited to, the pricing, timing or distribution, of the Registrable Securities to be offered thereby, then the number of securities proposed to be included in such Underwritten Offering shall be allocated among the Company, the Selling Holders and all other Persons selling securities in such Underwritten Offering in the following order:

(a) If the Piggyback Registration referred to in Section 3.1 is initiated as an underwritten primary registration on behalf of the Company, then, with respect to each class proposed to be registered:

(i) first, Common Stock or other equity securities of the Company of the class or classes proposed to be registered that the Company proposes to sell, as applicable;

(ii) second, the securities of the Existing Registration Rights Holders requested to be included in such registration pursuant to the terms of the Existing Registration Rights Agreement;

(iii) third, all Registrable Securities of the same class or classes (or convertible or exercisable at the Holder’s option into or for such class or classes) held by Holders requested to be included in such Piggyback Registration (pro rata among the respective Holders of such Registrable Securities in proportion, as nearly as practicable, to the amounts of Registrable Securities requested to be included in such offering by each such Holder at the time of such Piggyback Registration); and

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(iv) fourth, all other securities of the same class or classes (or convertible or exercisable at the holder’s option into or for such class or classes) requested to be included in such Piggyback Registration.

(b) if the Piggyback Registration referred to in Section 3.1 is an underwritten secondary registration on behalf of any holder of securities, then, with respect to each class proposed to be registered:

(i) first, the securities of the class or classes proposed to be registered held by such holder;

(ii) second, the securities of the Existing Registration Rights Holders requested to be included in such registration pursuant to the terms of the Existing Registration Rights Agreement;

(iii) third, the Registrable Securities of the same class or classes (or convertible or exercisable at the Holder’s option into or for such class or classes) held by Holders requested to be included in such Piggyback Registration (pro rata among the respective Holders of such Registrable Securities in proportion, as nearly as practicable, to the amounts of Registrable Securities requested to be included in such registration by each such Holder at the time of such Piggyback Registration);

(iv) fourth, all other securities of the same class or classes (or convertible or exercisable at the holder’s option into or for such class or classes) requested to be included in such Piggyback Registration other than securities to be sold by the Company; and

(v) fifth, the Common Stock or other equity securities of the Company of the same class or classes to be sold by the Company.

Section 3.3 Company Control. Except for a Registration Statement being filed in connection with a Shelf Registration, the Company may decline to file a Registration Statement in connection with a Piggyback Registration after an Initial Notice or Piggyback Notice has been given or after receipt by the Company of a Piggyback Notice, and the Company may withdraw such Registration Statement after filing and after such Initial Notice, but prior to the effectiveness of such Registration Statement, provided, that, the Company shall promptly notify the Selling Holders in writing of any such action.

Section 3.4 Selection of Underwriters. If the Company intends to offer and sell Common Stock or other equity securities of the Company by means of an Underwritten Offering, the Company shall select the managing underwriter or underwriters to administer such Underwritten Offering, which managing underwriter or underwriters shall be investment banking firms of nationally recognized standing.

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Section 3.5 Withdrawal of Registration. Any Holder shall have the right to withdraw all or a part of its Piggyback Notice by giving written notice to the Company of such withdrawal at any time prior to the earlier of (x) the execution of an underwriting agreement (if any) and (y) the effectiveness of the applicable Registration Statement.

Section 3.6 Lock-up.

(a) If requested by the managing underwriters in connection with any Underwritten Offering pursuant to any Piggyback Registration, each Holder solely to the extent such Holder elects to participate in such Underwritten Offering (i) who together with its Affiliates owns 10% or more of the Common Stock on a fully-diluted basis at the time of such Underwritten Offering, (ii) who possesses the right to select one or more members of the Board or (iii) who is a natural person and serving as a director or executive officer of the Company, shall agree to be bound by customary lock-up agreements providing that such Holder shall not, directly or indirectly, effect any Transfer (including sales pursuant to Rule 144) of any such Shares without prior written consent from the underwriters managing such Underwritten Offering during a period beginning on the date of launch of such Underwritten Offering and ending up to ninety (90) days from and including the date of pricing or such shorter period as reasonably requested by the underwriters managing such Underwritten Offering (the “Lock-Up Period”); provided, that, (A) the foregoing shall not apply to any Shares that are offered for sale as part of such Underwritten Offering, (B) such Lock-Up Period shall be no longer than and on substantially the same terms as the lock-up period applicable to the Company and the executive officers and directors of the Company, (C) such Lock-Up Period shall include customary carve-outs as negotiated in good faith between the Holder and the underwriter and (D) the Holders shall have elected to participate in such Underwritten Offering pursuant to the terms of this Article III (subject to the terms of Section 3.2). Each such Holder agrees to execute a customary lock-up agreement in favor of the underwriters to such effect.

(b) The terms of this Section 3.6 will no longer apply to a Holder once such Holder ceases to hold Registrable Securities and shall not apply to a Holder if such Holder does not participate in the applicable Underwritten Offering.

Section 3.7 Participation in Underwritten Offering; Information by HolderSection 3.8 . No Holder may participate in an Underwritten Offering hereunder unless such Holder (a) agrees to sell such Holder’s Shares on the basis provided in any underwriting arrangements, and in accordance with the terms and provisions of this Agreement, including any lock-up arrangements, and (b) completes and executes all questionnaires, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements. In addition, the Holders shall furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holders, as applicable, as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Article III. Nothing in this Section 3.7 shall be construed to create any additional rights regarding the registration of Shares in any Person otherwise than as set forth herein or require any Holder to make any representations, warranties or agreements in respect of or relating to the Company. The Company will use commercially reasonable efforts to ensure that (i) underwriting arrangements shall be in customary form, (ii) no underwriter shall require any Holder to make any representations or warranties to or agreements with the Company or the underwriters other than

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representations, warranties or agreements regarding such Holder and such Holder’s intended method of distribution, and (iii) any representation required to be made by such Holder by law and any other representations, warranties and agreements customarily made by selling securityholders registering securities in similar circumstances to the extent the same do not relate to the Company. If, despite the Company’s commercially reasonable efforts, an underwriter requires any Holder to make additional representations or warranties to or agreements with such underwriter, such Holder may elect not to participate in such Underwritten Offering and shall not be bound by Section 3.7 hereof.

ARTICLE IV

REGISTRATION PROCEDURES

Section 4.1 Registration Procedures. If and whenever the Company is under an obligation pursuant to the provisions of this Agreement to use commercially reasonable efforts to effect the registration of any Registrable Securities or the offering thereof, the Company shall, as expeditiously as reasonably practicable:

(a) [Reserved];

(b) furnish to each Holder at least eight (8) Business Days before filing the related Registration Statement, copies of such Registration Statement or any amendments or supplements thereto, which documents shall be subject to the review, comment and reasonable approval by one (1) lead counsel (and any reasonably necessary local counsel) selected by the Holders who beneficially own a majority of any Registrable Securities included on such Registration Statement, and who shall represent all Selling Holders as a group (such counsel, the “Selling Holders’ Counsel”) (it being understood that such ten (10) Business Day period need not apply to successive drafts of the same document proposed to be filed so long as such successive drafts are supplied to the Selling Holders’ Counsel in advance of the proposed filing by a period of time that is customary and reasonable under the circumstances);

(c) furnish to each Selling Holder such number of copies of final conformed versions of the applicable Registration Statement and of each amendment and supplement thereto (in each case including all exhibits and any documents incorporated by reference) reasonably requested by such Selling Holder or underwriter in writing;

(d) prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Registration Statement and the applicable Prospectus or Prospectus supplement, including any Free Writing Prospectus as defined in Rule 405 under the Securities Act, used in connection therewith as may be (i) reasonably requested by any Selling Holder (to the extent such request relates to information relating to such Selling Holder) or any Holder requesting the inclusion of its Registrable Securities therein, or (ii) necessary to keep such Registration Statement effective for at least the period specified in Section 4.1(a) or elsewhere in this Agreement and to comply with the provisions of this Agreement and the Securities Act with respect to the sale or other disposition of such Registrable Securities, and furnish to each Selling Holder, within a reasonable period of time prior to the filing thereof a copy of any amendment or supplement to such Registration Statement or Prospectus; provided,

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however, that, with respect to each Free Writing Prospectus or other materials to be delivered to purchasers at the time of sale of the Registrable Securities, the Company shall (i) ensure that no Registrable Securities are sold “by means of” (as defined in Rule 159A(b) under the Securities Act) such Free Writing Prospectus or other materials without the prior written consent of the sellers of the Registrable Securities, which Free Writing Prospectus or other materials shall be subject to the review of counsel to such sellers and (ii) make all required filings of all Free Writing Prospectuses or other materials with the Commission as are required;

(e) notify in writing each Selling Holder promptly (i) of the receipt by the Company of any notification with respect to any comments by the Commission with respect to such Registration Statement or any amendment or supplement thereto or any request by the Commission for the amending or supplementing thereof or for additional information with respect thereto, (ii) of the receipt by the Company of any notification with respect to the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or any amendment or supplement thereto or the initiation or threatening of any proceeding for that purpose and (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of such Registrable Securities (as the case may be) for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes and, in any such case as promptly as reasonably practicable thereafter, prepare and file an amendment or supplement to such Registration Statement or Prospectus which will correct such statement or omission or effect such compliance;

(f) use commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as the Selling Holders reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable such Selling Holders to consummate their disposition in such jurisdictions; provided, however, that the Company will not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for this Section 4.1(f);

(g) furnish to each Selling Holder such number of copies of a summary Prospectus or other prospectus, including a preliminary prospectus and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as such Selling Holders or any underwriter may reasonably request in writing;

(h) notify on a timely basis each Selling Holder of such Registrable Securities at any time when a prospectus relating to such Registrable Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and, at the request of such Selling Holder, as soon as practicable, prepare, file with the Commission and furnish to such Selling Holder a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the offeree of such securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

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(i) make available to the Selling Holders and Selling Holders’ Counsel, (collectively, the “Inspectors”) any pertinent corporate records and documents reasonably requested to conduct customary due diligence in connection with the related disposition (collectively, the “Information”) and, to the extent customary and requested by any such Inspector, request that the independent public accountants who have certified the Company’s financial statements make themselves available, at reasonable times and for reasonable periods, to discuss the business of the Company. Any of the Information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, shall not be disclosed by the Inspectors unless (i) the disclosure of such Information is necessary to avoid or correct a misstatement or omission in the Registration Statement, (ii) the release of such Information is requested or required pursuant to a subpoena, order from a court of competent jurisdiction or other interrogatory by a governmental entity or similar process; (iii) such Information has been made generally available to the public; or (iv) such Information is or becomes available to such Inspector on a non-confidential basis other than through the breach of an obligation of confidentiality (contractual or otherwise). The Holder(s) of Registrable Securities agree that they will, upon learning that disclosure of such Information is sought in a court of competent jurisdiction or by another governmental entity, give notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of the Information deemed confidential;

(j) provide a transfer agent and registrar (which may be the same entity) for such Registrable Securities and deliver to such transfer agent and registrar such customary forms, legal opinions from its outside or in-house legal counsel, agreements and other documentation as such transfer agent and/or registrar so request;

(k) issue to any underwriter to which any Selling Holders may sell Registrable Securities in such offering certificates, or if the Registrable Securities are uncertificated other evidence of issuance, evidencing such Registrable Securities;

(l) use commercially reasonable efforts to cause such Registrable Securities to be listed on any national securities exchange on which any Common Stock is listed or, if the Common Stock is not listed on a national securities exchange, upon the request of any Selling Holder of the Registrable Securities included in such registration, use commercially reasonable efforts to qualify such Registrable Securities for inclusion on such national securities exchange as the Company shall designate;

(m) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission and make available to its security holders, no later than sixty (60) days after the end of the 12-month period beginning with the first day of the Company’s first full fiscal quarter after the effective date of such Registration Statement, earnings statements (which need not be audited) covering a period of twelve (12) months beginning within three (3) months after the effective date of the Registration Statement, which earnings statements shall satisfy the provisions of Section 11(a) of the Securities Act or any successor rule thereto, provided that such requirement shall be deemed satisfied if the Company timely files complete and accurate information on Forms 10-K, 10-Q and 8-K under the Exchange Act;

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(n) notify the Selling Holders and (if requested) confirm such advice in writing, as promptly as reasonably practicable after notice thereof is received by the Company when the applicable Registration Statement or any amendment thereto has been filed or becomes effective and when the applicable Prospectus or any amendment or supplement thereto has been filed;

(o) use commercially reasonable efforts to prevent the entry of, and use commercially reasonable efforts to obtain as promptly as reasonably practicable the withdrawal of, any stop order with respect to the applicable Registration Statement or other order suspending the use of any preliminary or final Prospectus;

(p) promptly incorporate in a Prospectus supplement or post-effective amendment to the applicable Registration Statement such information as each Selling Holder agree should be included therein relating to the plan of distribution with respect to such class of Registrable Securities, which may include disposition of Registrable Securities by all lawful means, including firm-commitment underwritten public offerings, block trades, agented transactions, sales directly into the market, purchases or sales by brokers, derivative transactions, short sales, stock loan or stock pledge transactions and sales not involving a public offering; and make all required filings of such Prospectus supplement or post-effective amendment as promptly as reasonably practicable after being notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(q) cooperate with each Selling Holder participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(r) provide a CUSIP number or numbers for all such shares, in each case not later than the effective date of the applicable registration statement;

(s) enter into such agreements (including an underwriting agreement in customary form) and take such other actions as the Selling Holder or Selling Holders, as the case may be, owning at least a majority of the Registrable Securities covered by any applicable Registration Statement shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including customary indemnification and contribution to the effect and to the extent provided in Article V hereof, provided, however, that in the case of a Shelf Registration or a Piggyback Registration, if a Selling Holder becomes a party to any underwriting agreement or related documents, the Selling Holder shall not be required in any such underwriting agreement or related documents to make any representations or warranties to or agreements with the Company or the underwriters other than customary representations, warranties or agreements regarding such Selling Holder’s title to Registrable Securities and any written information provided by the Selling Holder to the Company expressly for inclusion in the related Registration Statement, and the liability of any Selling Holder under the underwriting agreement shall be several and not joint and in no event shall the liability of any Selling Holder under the underwriting agreement be greater in amount than the dollar amount of the proceeds received by such Selling Holder under the sale of the Registrable Securities pursuant to such underwriting agreement (net of underwriting discounts and commissions);

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(t) subject to all the other provisions of this Agreement, use commercially reasonable efforts to take all other steps necessary to effect the registration, marketing and sale of such Registrable Securities contemplated hereby; and

(u) in no event shall a Holder be identified as a statutory underwriter in a Registration Statement unless required by the Securities Act or requested by the Commission; provided, that if required by the Securities Act or the Commission requests that such Holder be identified as a statutory underwriter in the Registration Statement, such Holder will have an opportunity to withdraw from the Registration Statement, it being understood that such withdrawal shall not relieve the Company of its obligation to register for resale the Shares at a later date.

(v) in no event shall the Company include any securities other than Registrable Securities on any Shelf Registration Statement on Form S-1 without the prior written consent of the Required Holders.

Section 4.2 Opt-Out Notice. Each Holder may deliver written notice (an “Opt-Out Notice”) to the Company requesting that such Holder not receive notices from the Company otherwise required by this Agreement; provided, however, that such Holder may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from a Holder (unless subsequently revoked), (a) the Company shall not deliver any notices pursuant to this Agreement to such Holder and such Holder shall no longer be entitled to the rights associated with any such notice and (b) each time prior to such Holder’s intended use of an effective Registration Statement, such Holder will notify the Company in writing at least three (3) Business Days in advance of such intended use, and if a notice of the suspension of the effectiveness of a Registration Statement would have been delivered to such Holder but for the provisions of this Section 4.2, and the related suspension period remains in effect, the Company will so notify such Holder, within one (1) Business Day of such Holder’s notification to the Company, by delivering to such Holder a suspension notice, and thereafter will provide such Holder with the related notice of the conclusion of such suspension immediately upon the conclusion thereof (which notices shall not contain any material non-public information or subject such Holder to any duty of confidentiality).

Section 4.3 Allowable Delays. On no more than two occasions and for not more than 60 consecutive days or for a total of 90 days in any 12 month period, the Company may delay the effectiveness of the Shelf Registration Statement, or suspend the use of any prospectus included in any Shelf Registration Statement, in the event that the Company determines in good faith that such delay or suspension is necessary to (A) delay the disclosure of material non-public information concerning the Company, the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company or (B) amend or supplement the affected Shelf Registration Statement or the related prospectus so that such Shelf Registration Statement or prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the prospectus in light of the circumstances under which they were made, not misleading (an “Allowed Delay”); provided, that the Company shall promptly (a) notify each Investor in writing of the commencement and termination of an Allowed Delay, but shall not (without the prior written consent of an Investor) disclose to such Investor any material non-public information giving rise to an Allowed Delay, (b) advise the Investors in writing to cease all sales under the Registration Statement until the end of the Allowed Delay and (c) use commercially reasonable efforts to terminate an Allowed Delay as promptly as practicable.

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ARTICLE V

INDEMNIFICATION

Section 5.1 Indemnification by the Company. In connection with any Registration Statement in which a Holder is participating, the Company agrees to indemnify and hold harmless, to the full extent permitted by law, such Holder, its Affiliates and their respective officers, directors, managers, partners, members and representatives, and each of their respective successors and assigns, and each Person who controls any of the foregoing (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), against any losses, claims, damages, liabilities and expenses, including amounts paid in settlement, caused by any violation by the Company of the Securities Act or the Exchange Act applicable to the Company and relating to action or inaction required of the Company in connection with the registration contemplated by such Registration Statement or any untrue or alleged untrue statement of a material fact contained in such Registration Statement or related Prospectus, Free-Writing Prospectus, or preliminary Prospectus or any amendment thereof or supplement thereto, or any other disclosure document (including reports and other documents filed under the Exchange Act and any document incorporated by reference therein) or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement or related Prospectus, Free-Writing Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished to the Company in writing by the Person asserting such loss, claim, damage, liability or expense specifically for use therein. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any such Person and shall survive the transfer of such securities. The Company shall also provide customary indemnification to any underwriters participating in any Underwritten Offering.

Section 5.2 Indemnification by Selling Holders. Each Selling Holder agrees to indemnify and hold harmless, to the full extent permitted by law, the Company, the Company’s controlled Affiliates and its and their respective directors, managers, partners, members and representatives, and each of their respective successors and assigns, and each Person who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against any losses, claims, damages or liabilities and expenses caused by any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus, or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission was made in reliance on and in conformity with any information furnished in writing by such Selling Holder to the Company expressly for inclusion in such Registration

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Statement and has not been corrected in a subsequent writing prior to or concurrently with the sale of the Registrable Securities to the Person asserting such loss, claim, damage, liability or expense; provided, that, the obligation to indemnify shall be several, not joint and several, for each Selling Holder and in no event shall the liability of any Selling Holder hereunder be greater in amount than the dollar amount of the net proceeds (after deducting underwriting discounts and commissions) received by such Selling Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

Section 5.3 Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will (i) give prompt (but in any event within thirty (30) days after such Person has actual knowledge of the facts constituting the basis for indemnification) written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent that it is materially prejudiced by reason of such delay or failure, but shall not relieve the indemnifying party from any other liability that it may have otherwise. Any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (a) the indemnifying party has agreed in writing to pay such fees or expenses, (b) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person, (c) the indemnified party has reasonably concluded, based on the advice of counsel, that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party or (d) in the reasonable judgment of any such Person, based upon advice of counsel, a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if such Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld, conditioned or delayed). No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action or claim in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes (i) an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action, (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party and (iii) does not commit any indemnified party to take, or hold back from taking, any action, and does not impose any specific performance or injunctive or other equitable relief or other non-monetary remedy on any indemnified party. No indemnified party shall, without the written consent of the indemnifying party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder, and no indemnifying party shall be liable for any settlement or compromise of, or consent to the entry of judgment with respect to, any such action or claim effected without its consent, in each case which consent shall not be unreasonably withheld, conditioned or delayed.

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Section 5.4 Other Indemnification. Indemnification similar to that specified in this Article V (with appropriate modifications) shall be given by the Company and each Selling Holder with respect to any required registration or other qualification of Registrable Securities under Federal or state law or regulation of governmental authority other than the Securities Act.

Section 5.5 Contribution. If for any reason the indemnification provided for in Section 5.1 or Section 5.2 is unavailable to an indemnified party or insufficient to hold it harmless as contemplated by Section 5.1 and Section 5.2, then (i) the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and such prospective sellers, on the other hand, from their sale of the Registrable Securities. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.5 were determined by pro rata allocation (even if the Holders or any underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 5.5. Notwithstanding the provisions of this Section 5.5, no Holder shall be required to contribute in an amount greater than the dollar amount of the net proceeds received by such Holder with respect to the sale of any Registrable Securities giving rise to such indemnification and contribution obligation. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities, or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or, except as provided in Section 5.3, defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations in this Section 5.5 to contribute shall be several in proportion to the dollar amount of the net proceeds (after deducting underwriting discounts and commissions) received by such Selling Holders with respect to the sale of the Registrable Securities giving rise to such contribution obligation and not joint.

ARTICLE VI

COMPLIANCE WITH EXEMPTION REQUIREMENTS

Section 6.1 Compliance with Exemption Requirements. So long as any Registrable Securities remain outstanding, the Company shall take all actions reasonably necessary to enable Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Section 4(a)(7), Rule 144 and Rule 144A under the Securities Act, as such rules may be amended from time to time or any similar rules or regulations adopted by the Commission, including, without limiting the generality of the foregoing, (i) making and keeping current public information available, as those terms are understood and defined in

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Rule 144 promulgated under the Securities Act, (ii) filing with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act, to the extent so required, and (iii) at the request of any Holder if such Holder proposes to sell securities in compliance with Section 4(a)(7), Rule 144 or Rule 144A, forthwith furnish to such Holder, as applicable, a written statement of compliance with the reporting requirements of the Commission as set forth in such rules and make available to such Holder such information as will enable the Holder to make sales pursuant to Section 4(a)(7), Rule 144 or Rule 144A.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Severability. If any provision of this Agreement is adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 7.2 Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York irrespective of the choice of laws principles thereof. The parties agree that any legal action or proceeding regarding this Agreement shall be brought and determined exclusively in a state or federal court located within the State of New York. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 7.3 Additional Rights. If the Company at any time after the date hereof grants to any other holders of Common Stock or securities of the Company convertible or exercisable into or for Common Stock any rights to request the Company to effect the registration under the Securities Act of any shares of Common Stock on terms more favorable to such holders than the terms set forth in this Agreement, the terms of this Agreement shall be deemed amended or supplemented to the extent necessary to provide the Holders such more favorable rights and benefits.

Section 7.4 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties hereto, each of which, in the case of the Holders and any Transferees thereof, shall agree to become subject to the terms of this Agreement by executing an Adoption Agreement and be bound to the same extent as the parties hereto. The Company may not assign any of its rights or delegate any of its duties hereunder without the prior written consent of the Required Holders. Any Holder may, at its election and at any time or from time to time, assign its rights and delegate its duties hereunder, in whole or in part, to any Transferee of such Holder (each, an “Assignee”); provided, that no such assignment

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shall be binding upon or obligate the Company to any such Assignee unless and until such Assignee delivers the Company an Adoption Agreement; provided, that (i) any rights assigned hereunder shall apply only in respect of Registrable Securities that are Transferred and not in respect of any other securities that the Transferee may hold and (ii) any Registrable Securities that are Transferred pursuant to a Shelf Registration Statement or Rule 144 may cease to constitute Registrable Securities following such Transfer in accordance with the terms of this Agreement. If a Holder assigns its rights under this Agreement in connection with the Transfer of less than all of its Registrable Securities, the Holder shall retain its rights under this Agreement with respect to its remaining Registrable Securities. If a Holder assigns its rights under this Agreement in connection with the Transfer of all of its Registrable Securities, the Holder shall have no further rights or obligations under this Agreement, except under Article V hereof in respect of offerings in which such Holder participated or registrations in which Registrable Securities held by such Holder were included. Any purported assignment in violation of this provision shall be null and void ab initio.

Section 7.5 Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if delivered in writing in person, by electronic mail or sent by nationally-recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or at such other address as may hereafter be designated in writing by such party to the other parties. All such notices, requests, consents and other communications shall be delivered as follows:

(a) if to the Company, to:

Wolfspeed, Inc.

4600 Silicon Drive

Durham, NC 27703

Attention: Melissa Garrett

Email: ***

with a copy, in each case, (which shall not constitute notice), to:

Latham & Watkins LLP

140 Scott Drive

Menlo Park, CA 94025

Attention:  Tad J. Freese

      Richard Kim

E-mail:    ***

(b) if to any Holder, at its e-mail address or address set forth in Exhibit A to the Purchase Agreement or to such e-mail address, or address as subsequently modified by written notice given in accordance with this Section 7.5.

All such notices, requests, consents and other communications shall be deemed to have been received (i) in the case of personal delivery or delivery by facsimile or electronic mail, on the date of such delivery, (ii) in the case of dispatch by nationally recognized overnight courier, on the next Business Day following such dispatch and (iii) in the case of mailing, on the fifth (5th) Business Day after the posting thereof.

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Section 7.6 Headings. The headings contained in this Agreement are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

Section 7.7 Additional Parties. Additional parties to this Agreement shall only include each Holder (a) who has executed an Adoption Agreement, in the form attached hereto as Exhibit A, or (b) who (i) is bound by and subject to the terms of this Agreement, and (ii) has adopted this Agreement with the same force and effect as if it were originally a party hereto.

Section 7.8 Adjustments. If, and as often as, there are any changes in the Shares or securities convertible into or exchangeable into or exercisable for Shares as a result of any reclassification, recapitalization, split (including a reverse split), or subdivision or combination, exchange or readjustment of shares, or any share dividend or share distribution, merger, amalgamation or other similar transaction affecting such Shares or such securities, appropriate adjustment shall be made in the provisions of this Agreement, as may be required, so that the rights, privileges, duties and obligations hereunder shall continue with respect to such Shares or such securities as so changed.

Section 7.9 Entire Agreement. This Agreement and the other writings referred to herein constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such subject matter.

Section 7.10 Specific Performance. Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that the other parties hereto, in addition to and without limiting any other remedy or right it may have, will have the right to seek an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any party hereto from pursuing any other rights and remedies at law or in equity which such party may have.

Section 7.11 Counterparts; Facsimile or .pdf Signature. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute one and the same document. This Agreement may be executed by facsimile or .pdf signature, which for the avoidance of doubt shall include DocuSign, and a facsimile or .pdf signature, which for the avoidance of doubt shall include DocuSign, shall constitute an original for all purposes.

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Section 7.12 Amendment. This Agreement may not be amended, modified or supplemented without the written consent of the Required Holders; provided, however, that, any amendment, modification, supplement or waiver that would materially and adversely disproportionately and adversely affects the rights and obligations of any Holder relative to the comparable rights and obligations of the other Holders shall require the prior written consent of such adversely affected Holder or each Holders, as applicable. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of one or more Holders and that does not adversely directly or indirectly affect the rights of other Holders may be given by Holders holding all of the Registrable Securities to which such waiver or consent relates.

Section 7.13 Extensions; Waivers. Any party may, for itself only, (a) extend the time for the performance of any of the obligations of any other party under this Agreement, (b) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any extension or waiver pursuant to this Section 7.13 will be valid only if set forth in a writing signed by the party to be bound thereby. No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence. Neither the failure nor any delay on the part of any party to exercise any right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise of the same or of any other right or remedy.

Section 7.14 Further Assurances. Each of the parties hereto shall execute all such further instruments and documents and take all such further action as the Company may reasonably require in order to effectuate the terms and purposes of this Agreement.

Section 7.15 No Third-Party Beneficiaries. Except pursuant to Article V, this Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns and other Persons expressly named herein.

Section 7.16 Interpretation; Construction. This Agreement has been freely and fairly negotiated among the parties. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement. Any reference to any law will be deemed to refer to such law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole, including the schedules, exhibits and annexes, as the same may from time to time be amended, modified or supplemented, and not to any particular subdivision unless expressly so limited. References to “will” or “shall” mean that the party must perform the matter so described and a reference to “may” means that the party has the option, but not the obligation, to perform the matter so described. All references to sections, schedules, annexes and exhibits mean the sections of this Agreement and the schedules, annexes and exhibits attached to this Agreement, except where otherwise stated. The parties intend that each representation, warranty, and covenant contained herein will have independent significance. If any party has breached any covenant contained herein in any respect, the fact that there exists another covenant relating to the same subject matter (regardless of the relative levels of specificity) that the party has not breached will not detract from or mitigate the party’s breach of the first covenant.

22

Section 7.17 Term. This Agreement shall terminate (i) with respect to any Holder, at such time as such Holder has no Registrable Securities and (ii) in full and be of no further effect at such time as there are no Registrable Securities held by any Holders. Notwithstanding the foregoing, Article V, Section 7.2, Section 7.5, and Section 7.16 shall survive any termination.

* * * *

23

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or been deemed to execute this Agreement, on the date first above written.

THE COMPANY:

WOLFSPEED, INC.

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or been deemed to execute this Agreement, on the date first above written.

HOLDER:

[NAME]

By:
Name: [•]
Title: [•]

[Signature Page to Registration Rights Agreement]

EXHIBIT A

ADOPTION AGREEMENT

Exhibit 10.3

Wolfspeed, Inc.

Subscription Agreement

March 19, 2026

- i -

(t)	Settlement Instructions	10
(u)	Wall-Cross Matters	11
(v)	No Reliance on the Financial Advisors Group; Related Matters	11
(w)	CFIUS	11
Section 6.	Conditions to Obligations of the Parties	11
(a)	Conditions to the Company’s Obligations	11
(b)	Conditions to the Investor’s Obligations	12
Section 7.	The Release Time	12
Section 8.	Tax Matters	12
Section 9.	Miscellaneous	12
(a)	Waiver; Amendment	12
(b)	Assignability	13
(c)	Further Instruments and Acts	13
(d)	Waiver of Jury Trial	13
(e)	Governing Law	13
(f)	Section and Other Headings	13
(g)	Counterparts	13
(h)	Notices	13
(i)	Binding Effect	13
(j)	Notification of Changes	13
(k)	Severability	13
(l)	Entire Agreement	14
(m)	Reliance by the Financial Advisors Group; Third Party Beneficiaries	14

Exhibits

Exhibit A-1: List of Subscribers	A-1-1

Exhibit A-2: Subscriber Information	A-2-1

Exhibit B: Delivery Instructions	B-1

Exhibit C: Form of Indenture	C-1

Exhibit D: Form of 1L Supplemental Indenture	D-1

- ii -

SUBSCRIPTION AGREEMENT

SUBSCRIPTION AGREEMENT, dated as of March 19, 2026, between Wolfspeed, Inc., a Delaware corporation (the “Company”), Wolfspeed Texas LLC, a Texas limited liability company, as guarantor (the “Guarantor”) and the undersigned investor (the “Investor”), on its own behalf and on behalf of each of the beneficial owners listed on Exhibit A-1 hereto (each, an “Account”) for whom the Investor holds contractual and investment authority (each Account, including the Investor if it is subscribing and purchasing Notes in the Subscription (each, as defined below) on its own behalf, a “Subscriber”). If there is only one Account or Subscriber, then each reference thereto in this Agreement will be deemed to refer to such Account or Subscriber, as applicable, in the singular, mutatis mutandis.

WHEREAS, each Subscriber desires to purchase from the Company, Notes in the amounts and on the terms set forth in this Agreement.

THEREFORE, the Company, the Guarantor, the Investor and each subscribing Investor agree as follows.

Section 1. DEFINITIONS.

“1L Notes Indenture” means that certain Indenture, dated as of September 29, 2025, by and among the Company, the Subsidiary Guarantors party thereto from time to time, and U.S. Bank Trust Company, National Association, governing the Company’s Senior Secured Notes due 2030 issued thereunder.

“1L Supplemental Indenture” means the First Supplemental Indenture to the 1L Notes Indenture, dated on or about the Closing Date, among the Company, the Subsidiary Guarantors party thereto and U.S. Bank National Association, which 1L Supplemental Indenture is substantially in the form set forth as Exhibit D hereto.

“Account” has the meaning set forth in the first paragraph of this Agreement.

“Closing” has the meaning set forth in Section 3(b)(i).

“Closing Date” has the meaning set forth in Section 3(b)(i).

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the common stock, $0.00125 par value per share, of the Company.

“Company” has the meaning set forth in the first paragraph of this Agreement.

“Concurrent Equity Placement” has the meaning set forth in Section 5(u).

“Conversion Shares” has the meaning set forth in Section 4(h).

“Covered SEC Filings” means (a) the Company’s most recently filed Annual Report on Form 10-K and (b) all Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed or furnished (as applicable) by the Company following the end of the most recent fiscal year for which an Annual Report on Form 10-K has been filed and prior to the execution of this Agreement or the Closing Date, as applicable, together in each case with any documents incorporated by reference therein or exhibits thereto.

“DTC” means The Depository Trust Company.

“DWAC” means DTC’s Deposit and Withdrawal at Custodian program.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Financial Advisors Group” means Goldman Sachs & Co. LLC, Wells Fargo Securities, LLC, William Blair & Company L.L.C., and J. Wood Capital Advisors LLC.

“Guarantee” means the guarantee of the New Notes by the Guarantor, as set forth in the New Notes Indenture.

“Guarantor” has the meaning set forth in the first paragraph of this Agreement.

“Indenture” means an Indenture, to be dated as of the Closing Date, between the Company, the Guarantor and the Trustee, which Indenture is substantially in the form set forth as Exhibit C hereto.

“IRS” means the Internal Revenue Service.

“Investor” has the meaning set forth in the first paragraph of this Agreement.

“Liens” means any mortgages, liens, pledges, charges, security interests, encumbrances, title retention agreements, options, preemptive rights, equity or other adverse claims.

“Notes” means the Company’s 3.5% Convertible 1.5 Lien Senior Secured Notes due 2031 to be issued pursuant to the Indenture.

“Notes DWAC Deposit” has the meaning set forth in Section 3(b)(ii)(2).

“Purchase Price” means, with respect to the Notes of any Subscriber to be purchased in the Subscription, cash in an amount equal to 100% of the principal amount of such Notes, as indicated on Exhibit A-1 hereto.

“Release Time” has the meaning set forth in Section 7.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Subscriber” has the meaning set forth in the first paragraph of this Agreement.

“Subscription” has the meaning set forth in Section 3(a).

“Trustee” means U.S. Bank Trust Company, National Association, in its capacity as trustee and collateral agent under the Indenture.

Section 2. RULES OF CONSTRUCTION. For purposes of this Agreement:

(a) “or” is not exclusive;

(b) “including” means “including without limitation”;

(c) “will” expresses a command;

(d) words in the singular include the plural and in the plural include the singular, unless the context requires otherwise;

(e) “herein,” “hereof” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement, unless the context requires otherwise;

(f) references to currency mean the lawful currency of the United States of America, unless the context requires otherwise; and

(g) the exhibits, schedules and other attachments to this Agreement are deemed to form part of this Agreement.

Section 3. THE SUBSCRIPTION.

(a) Generally. Subject to the other terms of this Agreement, each of the Investor and each other Subscriber, if any, agrees to subscribe for and purchase for cash from the Company, the aggregate principal amount of Notes, as set forth in Exhibit A-1 hereto (the “Subscription”).

(b) The Closing.

(i) Closing Date and Location. The closing of the issuance and sale of the Notes (the “Closing”) will take place at the offices of Latham & Watkins LLP, 140 Scott Drive, Menlo Park, California 94025, at 10:00 a.m., New York City time, on the later of (1) March 26, 2026; (2) such date on which the conditions to Closing set forth in Section 6 are satisfied or waived; and (3) such other time and place as the Company and the Investor may agree (such later date, the “Closing Date”).

(ii) Delivery of Purchase Price and Notes.

(1) Purchase Price. Subject to satisfaction of the applicable conditions precedent specified in this Agreement, at or prior to 9:30 a.m., New York City time, on the Closing Date, the Investor on behalf of itself and/or each Subscriber will pay to the Company, by wire transfer to the account in the United States of the Company (or an account in the United States designated by the Company) provided in writing by the Company, a cash amount equal to the Purchase Price as indicated on Exhibit A-1 hereto.

(2) Notes DWAC Deposit. DTC will act as securities depositary for the Notes. Subject to satisfaction of the applicable conditions precedent specified in this Agreement, at or prior to 9:30 a.m. New York City time on the Closing Date, the Investor agrees to direct an eligible DTC participant to submit, separately for each Subscriber, a DWAC deposit instruction (the “Notes DWAC Deposit”) to the Trustee, for the aggregate principal amount of Notes that such Subscriber is entitled to receive pursuant to this Agreement, or comply with such other settlement procedures mutually agreed in writing by the Investor and the Company.

(3) Issuance and Delivery of Notes. The Notes will not be delivered before the Purchase Price therefor is received in accordance with Section 3(b)(ii)(1). On the Closing Date, subject to satisfaction of the conditions precedent specified in this Agreement, and the prior receipt of a valid Notes DWAC Deposit conforming with the aggregate principal amount of Notes to be issued to such Subscriber in the Subscription, the Company will execute such Notes, and direct the Trustee to authenticate and, by acceptance of the Notes DWAC Deposit, deliver, such Notes (or comply with such other settlement procedures mutually agreed in writing by the Company and the Trustee), in each case to the DTC account specified on Exhibit A-2 to this Agreement.

(4) Acknowledgment of DWAC Posting Expiration; Delivery Instructions. Each of the Investor and each other Subscriber, if any, acknowledges that the Notes DWAC Deposit must be posted on the Closing Date and that if it is posted before the Closing Date, then it will expire unaccepted and must be resubmitted on the Closing Date. For the convenience of each Investor, attached hereto as Exhibit B is a summary of the delivery instructions that must be followed to settle the issuance of the Notes through DTC.

(5) Other Subscriptions. Each of the Investor and each other Subscriber, if any, acknowledges that other investors are participating in similar subscriptions, each of which contemplates a Notes DWAC Deposit. The Company intends to complete the Notes DWAC Deposit concurrently for all investors who have submitted valid Notes DWAC Deposits by the deadline set forth above. In the event that the Investor complies with the deadline set forth above for the payment of the Purchase Price, the Company will use its commercially reasonable efforts to ensure that the Notes are delivered to the Investor pursuant to the Notes DWAC Deposit on the Closing Date. However, in the event that such Notes are not delivered on the Closing Date, the Company will use its commercially reasonable efforts to ensure that the same will be delivered on the business day immediately following the Closing Date or as soon as reasonably practicable thereafter.

(6) Delay of Closing. If (A) the Trustee is unable to locate the Notes DWAC Deposit or (B) such Notes DWAC Deposit does not conform to the Notes to be issued in the Subscription, then the Company will promptly notify the Investor. If, because of the occurrence of an event described in clause (A) or (B) of the preceding sentence, the Notes are not delivered on the Closing Date, then such Notes will be delivered on the first business day following the Closing Date (or as soon as reasonably practicable thereafter) on which all applicable conditions set forth in clauses (A) or (B) of the first sentence of this paragraph have been cured.

(iii) Questions as to Form. All questions as to the form of all documents will be determined by the Company, in its reasonable discretion, which determination will be final and binding.

Section 4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY AND THE GUARANTOR. Each of the Company and the Guarantor represents and warrants to the Subscribers and Financial Advisors Group and covenants that:

(a) Due Formation, Valid Existence and Good Standing; Power to Perform Obligations. The Company is duly formed, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to conduct its business as it is currently being conducted and to own its assets. The Guarantor is duly formed, validly existing and in good standing under the laws of the jurisdiction of its organization, with full power and authority to conduct its business as it is currently being conducted and to own its assets. The Company and the Guarantor have full power and authority to consummate the Subscription and to execute and deliver, and perform its obligations under, this Agreement, the Indenture and the Notes.

(b) Delivery Free of Liens. Upon the Company’s delivery of the Notes to any Subscriber pursuant to the Subscription, such Notes will be free and clear of all Liens created by the Company.

(c) Listing of Common Stock. At or before the Closing, the Company will have submitted to the New York Stock Exchange a Supplemental Listing Application with respect to the Conversion Shares. The Company will use its commercially reasonable efforts to maintain the listing of the Conversion Shares on the New York Stock Exchange for so long as the Common Stock is then so listed.

(d) Securities Act Matters. Assuming the accuracy of the representations and warranties of the Investor, made on behalf of itself and the Subscribers, the issuance of the Notes in connection with the Subscription pursuant to this Agreement is exempt from the registration requirements of the Securities Act.

(e) Enforceability of Notes. Each Note to be issued pursuant to this Agreement has been duly authorized by the Company and, when issued, authenticated and delivered in the manner provided for in the Indenture and this Agreement, will be validly issued, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability, including principles of commercial reasonableness, good faith and fair dealing, regardless of whether enforcement is sought in a proceeding at law or in equity, and will be entitled to the benefits of the Indenture.

(f) Enforceability of New Note Guarantees. The Guarantees of the Guarantor have been duly authorized by the Guarantor and, when the New Notes are issued, authenticated and delivered against payment therefor in the manner provided for in the New Notes Indenture and this Agreement, and the Guarantees are issued and delivered in the manner provided for in the New Notes Indenture and this Agreement, such Guarantees will be validly issued, and will constitute a valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability, including principles of commercial reasonableness, good faith and fair dealing, regardless of whether enforcement is sought in a proceeding at law or in equity..

(g) Enforceability of Indenture. The Indenture has been duly authorized by each of the Company and the Guarantor, and, when executed and delivered by the Company and the Guarantor, and duly authorized, executed and delivered by the Trustee, will constitute a valid and binding obligation of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability, including principles of commercial reasonableness, good faith and fair dealing, regardless of whether enforcement is sought in a proceeding at law or in equity.

(h) Common Stock Issuable Upon Conversion of Notes. Subject to the terms of the Indenture, the Notes will be convertible into shares of Common Stock, cash or a combination of shares of Common Stock and cash, at the Company’s election. The Company has duly authorized and reserved a number of shares of Common Stock for issuance upon conversion of the Notes equal to the initial maximum number of such shares issuable upon conversion (assuming “Physical Settlement” of the Notes upon conversion and the maximum number of “Additional Shares” are added to the “Conversion Rate” in connection with any “Make-Whole Event” (each as defined in the Indenture) applies) (the “Conversion Shares”), and, when such Conversion Shares are issued upon conversion of the Notes in accordance with the terms of the Notes and the Indenture, such Conversion Shares will be validly issued, fully paid and non-assessable, and the issuance of any such Conversion Shares will not be subject to any preemptive or similar rights.

(i) Trust Indenture Act. Assuming the accuracy of the representations and warranties of the Investor, made on behalf of itself and the Subscribers, it is not necessary to qualify the Indenture under the Trust Indenture Act of 1939, as amended, in connection with the Subscription.

(j) Non-Contravention. The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture and the Notes, and the consummation of the transactions contemplated by this Agreement, the Indenture and the Notes, will not (i) contravene any law, rule or regulation binding on the Company or any of its subsidiaries or any judgment or order of any court or arbitrator or governmental or regulatory authority applicable to the Company or any such subsidiary; (ii) constitute a breach or violation or result in a default under any loan agreement, mortgage, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of the foregoing is bound (it being understood by all parties hereto that, with respect to the 1L Notes Indenture, after giving effect to that certain 1L Supplemental Indenture); or (iii) constitute a breach or violation or result in a default under the organizational documents of the Company or any of its subsidiaries, except, in the case of clauses (i) and (ii) above, for such contraventions, conflicts, violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the business, properties, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under this Agreement, the Indenture and the Notes.

(k) No Consents. No consent, approval, authorization, order, license, registration or qualification of or with any court or governmental or regulatory authority is required for the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture and the Notes, and the consummation of the transactions contemplated by this Agreement, the Indenture and the Notes, except such as have been obtained or made (or will, at the Closing, have been obtained or made) and except for any filings as may be required under the Exchange Act.

(l) Authorization, Execution and Delivery of This Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(m) Investment Company Act. The Company is not and, after giving effect to the transactions contemplated by this Agreement, will not be required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

(n) Accuracy of Covered SEC Filings. The Covered SEC Filings, taken as a whole, do not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(o) Bring-Down of Representations and Warranties. Unless the Company or the Guarantor notifies the Investor in writing to the contrary at or before the Closing, each representation and warranty of the Company and the Guarantor contained in this Agreement will be deemed to have been reaffirmed and confirmed as of the Closing.

Section 5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE INVESTOR AND THE SUBSCRIBERS. The Investor, for itself and on behalf of each Subscriber, represents and warrants to the Company, the Financial Advisors Group and the Guarantor and covenants that:

(a) Due Formation, Valid Existence and Good Standing; Authorization, Execution and Delivery of This Agreement. The Investor, for itself and on behalf of each Subscriber, (i) is duly formed, validly existing and in good standing under the laws of the jurisdiction of its organization with full power and authority to purchase the Notes pursuant to, and to enter into, this Agreement and perform all obligations required to be performed by the Investor or such Subscriber under this Agreement; and (ii) has duly authorized, executed and delivered this Agreement.

(b) Power to Perform Obligations and Bind Accounts; Survival of Authority. If the Investor is acquiring any of the Notes as a fiduciary or agent for one or more accounts (including any Accounts that are Subscribers), then the Investor represents that it has (i) the requisite investment discretion with respect to each such account necessary to effect the Subscription; (ii) full power to make the representations, warranties and covenants set forth in this Section 5 on behalf of such Account; and (iii) contractual authority with respect to each such Account. All authority conferred in this Agreement will survive the dissolution of the Investor, and any representation, warranty, undertaking and obligation of the Investor under this Agreement will be binding upon the trustees in bankruptcy, legal representatives, successors and assigns of the Investor.

(c) Securities Act Matters. Neither the Investor nor any other Subscriber is, as of the date of this Agreement, or, at the Closing, will be, and, at no time during the three months preceding the date of this Agreement or preceding the Closing, was or will any of them be, a “person” that is an “affiliate” of the Company (as such terms are defined in Rule 144 under the Securities Act). The Investor and each Subscriber understands and accepts that the Notes to be acquired in the Subscription will be issued with a “restricted” CUSIP number and will bear the “Restrictive Notes Legend” as set forth in the Indenture.

(d) Non-Contravention. The Subscription and the other transactions contemplated hereby to be performed by the Investor or any Subscriber will not (i) contravene any law, rule or regulation binding on the Investor or such Subscriber or any investment guideline or restriction applicable to the Investor or such Subscriber; or (ii) constitute a breach or violation or result in a default under the organizational documents of the Investor or such Subscriber or any material loan agreement, mortgage, lease or other agreement or instrument to which the Investor or such Subscriber is a party or by which it is bound.

(e) Jurisdiction of Residence. The Investor and each Subscriber is a resident of the jurisdiction set forth on Exhibit A-2 attached to this Agreement.

(f) Compliance with Certain Laws; No Consents. The Investor and each Subscriber will comply with all applicable laws and regulations in effect in any jurisdiction in which the Investor or any of the Subscribers acquires any Notes pursuant to the Subscription and will obtain any consent, approval or permission required for any such acquisition under the laws and regulations of any jurisdiction to which the Investor or any of the Subscribers is subject or in which the Investor or any Subscriber acquires any Notes pursuant to the Subscription.

(g) Acknowledgement of Risks; Investment Sophistication. The Investor and each Subscriber understands and accepts that the Notes to be acquired in the Subscription involve risks. Each of the Investor and the Subscribers has such knowledge, skill and experience in business, financial and investment matters that such person is capable of evaluating the merits and risks of the Subscription and an investment in the Notes. With the assistance of each Subscriber’s own professional advisors, to the extent that the Subscriber has deemed appropriate, each Subscriber has made its own legal, tax, accounting and financial evaluation of the merits and risks of an investment in the Notes and the consequences of the Subscription and this Agreement. Each Subscriber has considered the suitability of the Notes as an investment in light of its own circumstances and financial condition, and each of the Investor and the Subscriber is able to bear the risks associated with an investment in the Notes.

(h) No View to Distribution; No Registration. Each Subscriber is acquiring the Notes solely for such Subscriber’s own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Notes in violation of the Securities Act. Each of the Investor and the Subscribers understands that the offer and sale of the Notes have not been registered under the Securities Act or any state securities laws by reason of specific exemptions under the provisions thereof that depend in part upon the investment intent of the Investor and the Subscribers and the accuracy of the other representations made by the Investor, for itself and on behalf of each Subscriber, in this Agreement. Each of the Investor and the Subscribers understands that the Company and its affiliates and agents are relying upon the representations and agreements contained in this Agreement (and any supplemental information) for the purpose of determining whether the Subscription meets the requirements for such exemptions.

(i) Information Provided. The Investor and each Subscriber acknowledges that no person has been authorized to give any information or to make any representation concerning the Company or the Subscription other than as contained in this Agreement, the Company’s information available on the SEC’s EDGAR system. Neither the Company nor the Financial Advisors Group take any responsibility for, nor provides any assurance as to the reliability of, any other information that others may provide to the Investor or any Subscriber.

(j) No Investment, Tax or Other Advice. The Investor confirms that it and each Subscriber is not relying on any statement (written or oral), representation or warranty made by, or on behalf of, the Company, the Financial Advisors Group or any of their respective affiliates or agents as investment, tax or other advice or as a recommendation to participate in the Subscription. The Investor confirms that it and each Subscriber has read the Indenture and has not relied on any statement (written or oral) of the Company, the Financial Advisors Group or any of their respective affiliates or agents as to the terms of the Notes. Neither the Company, the Financial Advisors Group nor any of their respective affiliates or agents is acting or has acted as an advisor or fiduciary to the Investor or any Subscriber in deciding whether to participate in the Subscription.

(k) Investment Decision Matters. The Investor confirms that none of the Company, the Financial Advisors Group or any of their respective affiliates, agents, control persons, officers, directors or employees have (i) given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Notes; or (ii) made any representation to the Investor or any Subscriber regarding the legality of an investment in the Notes under applicable investment guidelines, laws or regulations. In deciding to participate in the Subscription, each of the Investor and the Subscribers is not relying on the advice or recommendations of the Company or the Financial Advisors Group, or their respective affiliates, agents, control persons, officers, directors or employees and has made its own independent decision that the terms of the Subscription and the investment in the Notes are suitable and appropriate for it.

(l) Due Diligence. Each of the Investor and the Subscribers is familiar with the business and financial condition and operations of the Company and has had the opportunity to conduct its own investigation of the Company and the Notes. Each of the Investor and the Subscribers has had access to and reviewed the Company’s information available on the SEC’s EDGAR system and such other information concerning the Company and the Notes as it deems necessary to enable it to make an informed investment decision concerning the Subscription. Each of the Investor and the Subscribers has been offered the opportunity to ask questions of the Company and received answers thereto, as it deems necessary to enable it to make an informed investment decision concerning the Subscription.

(m) No Regulatory Agency Recommendation or Approval. Each of the Investor and the Subscribers understands that no federal or state agency has passed upon the merits or risks of an investment in the Notes or made any recommendation or endorsement, or made any finding or determination concerning the fairness or advisability, of such investment or the consequences of the Subscription and this Agreement.

(n) Qualified Institutional Buyer Status. Each Subscriber and each account for which it is acting is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act. Each of the Investor and the Subscribers agrees to furnish any additional information reasonably requested by the Company or any of its affiliates or agents to assure compliance with applicable U.S. federal and state securities laws in connection with the Subscription.

(o) Mutual Negotiation. The Investor acknowledges that the terms of the Subscription have been mutually negotiated between the Investor and the Company. The Investor was given a meaningful opportunity to negotiate the terms of the Subscription. The Investor had a sufficient amount of time to consider whether to participate in the Subscription, and neither the Company nor the Financial Advisors Group, nor any of their respective affiliates or agents, has placed any pressure on the Investor to respond to the opportunity to participate in the Subscription.

(p) Financial Adviser Fee. The Investor acknowledges that it and each Subscriber understands that the Company intends to pay the Financial Advisors Group a fee in respect of the Subscription.

(q) Additional Documentation. The Investor will, upon request, execute and deliver, for itself and on behalf of any Subscriber, any additional documents that the Company or the Trustee may reasonably request to complete the Subscription.

(r) Bring-Down of Representations and Warranties. Except to the extent that the Investor notifies the Company in writing to the contrary at or before the Closing, each of the Investor’s representations and warranties, on behalf of itself and each Subscriber, contained in this Agreement will be deemed to have been reaffirmed and confirmed as of the Closing.

(s) New York Stock Exchange Matters. Neither the Investor nor any Subscriber has an ownership interest equal to or greater than either 5% of the number of shares of Common Stock of the Company or 5% of the voting power outstanding of the Company, in each case, before the initial issuance of the securities issued in the Subscription.

(t) Settlement Instructions. No later than one (1) business day after the date hereof, the Investor agrees to deliver to the Company settlement instructions substantially in the form of Exhibit A-2 attached to this Agreement for each of the Subscriber.

(u) Wall-Cross Matters. The Investor acknowledges and agrees that it and each Subscriber has not transacted, and will not transact, in any securities of the Company, including, but not limited to, any hedging transactions, from the time the Investor was first contacted by the Company or the Financial Advisors Group with respect to the transactions contemplated by this Agreement until after the Release Time. Solely for purposes of this Section 5(u), subject to the Investor’s compliance with its obligations under U.S. federal securities laws and the Investor’s internal policies, (i) “Investor” will not include any employees or affiliates of the Investor that are effectively walled off by appropriate “Fire Wall” information barriers approved by the Investor’s legal or compliance department; and (ii) the foregoing representations and covenants of this Section 5(u) will not apply to any transaction by or on behalf of an account that was effected without the advice or participation of, or such account’s receipt of information regarding the transactions contemplated hereby provided by, the Investor. The Investor hereby acknowledges the Company’s concurrent private placements of (i) 3,250,030 shares of Common Stock and pre-funded warrants to purchase up to 2,000,000 shares of Common Stock (the “Concurrent Equity Placement”) and (ii) the Notes.

(v) No Reliance on the Financial Advisors Group; Related Matters. The Investor acknowledges and agrees that the Financial Advisors Group is acting solely in its capacity as agent or advisor to the Company with respect to the Subscription pursuant to this Agreement and have not acted as an underwriter or as a financial advisor, tax advisor or fiduciary to the Investor or any Subscriber and that the Financial Advisors Group and their respective directors, officers, employees, representatives and controlling persons have no responsibility for making, and have not made, any independent investigation of the information contained herein or in the Company’s SEC filings and make no representation or warranty to the Investor or any Subscriber, express or implied, with respect to the Company, the Notes or the Purchase Price or the accuracy, completeness or adequacy of the information provided to the Investor or any Subscriber or any other publicly available information, nor will any of the foregoing persons be liable for any loss or damages of any kind (including, without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by the Investor, each Subscriber, the Company or any other person or entity), whether in contract, tort or otherwise, resulting from the use of the information contained therein or otherwise supplied to the Investor or any Subscriber, the negotiation of this Agreement, the transactions contemplated hereby, or for any action heretofore or hereafter taken or omitted to be taken by any of the foregoing in connection with the Subscription.

(w) CFIUS. Such Investor is not a “foreign person,” as defined at 31 C.F.R. § 800.224.

Section 6. CONDITIONS TO OBLIGATIONS OF THE PARTIES.

(a) Conditions to the Company’s Obligations. The obligation of the Company to deliver the Notes to the Investor and/or Subscribers is subject to the satisfaction at or prior to the Closing of each of the following conditions precedent: (i) the representations, warranties and covenants of the Investor, for itself and on behalf of the Subscribers, in Section 5 hereof are true and correct as of the Closing in all respects with the same effect as though such representations and warranties had been made as of the Closing; (ii) all covenants of the Investor or any Subscriber in Section 5 to be performed at or before the Closing have been performed; and (iii) the conditions precedent set forth in Section 3(b)(ii)(3) and the receipt by the Company of a valid Notes DWAC Deposit, conforming to the requirements set forth in this Agreement.

(b) Conditions to the Investor’s Obligations. The obligation of the Investor, on behalf of the Subscribers, to deliver (or cause to be delivered) the Purchase Price is subject to the satisfaction at or prior to the Closing of each of the following conditions precedent: (i) the representations, warranties and covenants of the Company in Section 4 are true and correct as of the Closing in all respects with the same effect as though such representations and warranties had been made as of the Closing; and (ii) all covenants of the Company in Section 4 to be performed at or before the Closing have been performed.

Section 7. THE RELEASE TIME. (a) As of the date of this Agreement, the Company is not aware of, and has not provided to the Investor or the Financial Advisors Group any material non-public information regarding the Company or its securities, other than any material non-public information relating to the Subscription and the Concurrent Equity Placement; and (b) the Company agrees to publicly disclose at or before 8:30 a.m., New York City time, on the first business day after the date of this Agreement (such time and date, the “Release Time”), the Subscription contemplated by this Agreement and similar subscription agreements and the Concurrent Equity Placement in a press release or Current Report on Form 8-K. The Company acknowledges and agrees that, as of the Release Time, none of the information provided by or on behalf of the Company to the Investor or any Subscriber in connection with the Subscription or the Concurrent Equity Placement will constitute material non-public information.

Section 8. TAX MATTERS. The Investor acknowledges that, if a Subscriber is a United States person for U.S. federal income tax purposes, then the Company or any other applicable withholding agent must be provided with a correct taxpayer identification number (generally, a person’s social security or federal employer identification number) and certain other information on a properly completed and executed IRS Form W-9. The Investor further acknowledges that, if a Subscriber is not a United States person for U.S. federal income tax purposes, then the Company or any other applicable withholding agent must be provided with the appropriate properly completed and executed IRS Form W-8, attesting to that non-U.S. Subscriber’s foreign status and certain other information as may be reasonably necessary to eliminate any withholding or deduction, including information establishing an exemption from withholding under Sections 1471 through 1474 of the Code. The Investor further acknowledges that any Subscriber may be subject to 30% U.S. federal withholding or 24% U.S. federal backup withholding on certain payments or deliveries made to such Subscriber unless such Subscriber properly establishes an exemption from, or a reduced rate of, such withholding or backup withholding.

Section 9. MISCELLANEOUS.

(a) Waiver; Amendment. Neither this Agreement nor any provisions hereof may be modified, changed, discharged or terminated except by an instrument in writing, signed by the party against whom any waiver, change, discharge or termination is sought.

(b) Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof will be assignable by either the Company or the Guarantor, on the one hand, or the Investor or any Subscriber, on the other hand, without the prior written consent of the other party.

(c) Further Instruments and Acts. Each of the parties to this Agreement agrees to execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to more effectively carry out the purposes of this Agreement.

(d) Waiver of Jury Trial. EACH OF THE COMPANY, THE GUARANTOR, THE INVESTOR AND THE SUBSCRIBERS IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

(e) Governing Law. This Agreement will be governed by and construed in accordance with the internal laws of the State of New York.

(f) Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and will not affect the meaning or interpretation of this Agreement.

(g) Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed to be an original and all of which together will be deemed to be one and the same agreement. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission (including pdf format) will be effective as delivery of a manually executed counterpart hereof.

(h) Notices. All notices and other communications to the Company or the Guarantor provided for herein will be in writing and will be deemed to have been duly given if delivered personally or sent by nationally recognized overnight courier service or by registered or certified mail, return receipt requested, postage prepaid to the following addresses (or such other address as either party may have hereafter specified by notice in writing to the other): (i) if to the Company or the Guarantor, Wolfspeed, Inc., 4600 Silicon Drive, Durham, North Carolina 27703, Attention: General Counsel; and (ii) if to the Investor or any Subscriber, the address provided on Exhibit A-2 hereto.

(i) Binding Effect. The provisions of this Agreement will be binding upon and accrue to the benefit of the parties hereto and the Subscribers and their respective heirs, legal representatives, successors and permitted assigns.

(j) Notification of Changes. The Investor covenants and agrees to notify the Company upon the occurrence of any event prior to the Closing that would cause any representation, warranty, or covenant of the Investor, made on behalf of itself and each Subscriber, contained in this Agreement to be false or incorrect.

(k) Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

(l) Entire Agreement. This Agreement, including all Exhibits hereto, constitutes the entire agreement of the parties hereto with respect to the specific subject matter covered hereby, and supersedes in their entirety all other agreements or understandings between or among the parties with respect to such specific subject matter.

(m) Reliance by the Financial Advisors Group; Third Party Beneficiaries. The Financial Advisors Group, each acting as financial advisors to the Company, may rely on each representation and warranty of the Company, the Guarantor and of the Investor, made on behalf of itself and each Subscriber, herein or pursuant to the terms hereof with the same force and effect as if such representation or warranty were made directly to the Financial Advisors Group. Each member of the Financial Advisors Group will be a third-party beneficiary of this Agreement to the extent provided in this Section 9(m).

[The Remainder of This Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be duly executed as of the date first written above.

Investor:

Legal Name

[Signature Page to Subscription Agreement]

WOLFSPEED, INC.

By:
Name:
Title:

WOLFSPEED TEXAS LLC

By:
Name:
Title:

[Signature Page to Subscription Agreement]

EXHIBIT A-1

List of Subscribers

Subscriber Name	Principal Amount of Notes		Purchase Price
	(must be an integral multiple of $1,000)		(to equal 100% of the principal amount of such Notes)
	$ [__	]	$ [__	]

A-1-1

EXHIBIT A-2

Subscriber Information

A-2-1

EXHIBIT B

Delivery Instructions

B-1

EXHIBIT C

Form of Indenture

C-1

EXHIBIT D

Form of Supplemental Indenture

D-1

Exhibit 99.1

Wolfspeed Announces Subscriptions for $379 Million of Convertible Notes and $96.9 Million of Common Stock and Pre-Funded Warrants

•

Pursuant to the Company’s focus on strengthening its capital structure, the Company is raising capital from new and existing investors, with the proceeds intended to reduce highest cash cost debt, lower annual interest expense, and reduce total debt

•	Gross proceeds from the Private Placements to redeem approximately $475.9 million of the outstanding Senior Notes

•	Issues approximately $60.0 million of new shares of common stock at a 10.0% premium over the closing price on March 18, 2026

•

Efforts to strengthen the balance sheet support initiatives to diversify key end markets and capture opportunities in emerging high-voltage applications including AI data centers, industrial and energy, and aerospace and defense markets

DURHAM, N.C.—(BUSINESS WIRE)—March 19, 2026—Wolfspeed, Inc. (NYSE: WOLF) (“Wolfspeed”) today announced that on March 19, 2026, it entered into separate, privately negotiated subscription agreements with investors pursuant to which Wolfspeed will place (i) $379,000,000 aggregate principal amount of its 3.5% Convertible 1.5 Lien Senior Secured Notes due 2031 (the “Notes”) and (ii) 3,250,030 shares of common stock, at a purchase price of $18.458 per share (the “Shares”) and pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 2,000,000 shares of Wolfspeed’s common stock at a price of $18.448 per pre-funded warrant. The issuance and sale of the Notes, Shares and Pre-Funded Warrants (the “Private Placements”) is expected to settle on March 26, 2026, subject to customary closing conditions. Funds managed by new and existing investors participated in the Private Placements.

Wolfspeed anticipates that the gross proceeds from the issuance and sale of the Notes will be $379.0 million and anticipates that the gross proceeds from the issuance and sale of the Shares and the Pre-Funded Warrants will be approximately $96.9 million, resulting in anticipated aggregate gross proceeds from the Private Placements of approximately $475.9 million, before deducting placement agent and financial advisor fees and other expenses.

Consistent with the Company’s previously communicated strategy to enhance its capital structure, Wolfspeed intends to use the gross proceeds from the Private Placements to redeem approximately $475.9 million of the outstanding Senior Notes in order to reduce higher-cost debt instruments, lower annual interest expense, and reduce total debt. These efforts intend to strengthen the Company’s balance sheet, supporting initiatives to diversify key end markets and capture opportunities in emerging high-voltage applications including AI data centers, industrial and energy, and aerospace and defense markets.

The Notes will be issued pursuant to an indenture (the “Indenture”), to be dated March 26, 2026, between Wolfspeed, Wolfspeed Texas LLC (the “Guarantor”) and U.S. Bank Trust Company, National Association, as trustee and collateral agent”.

The Notes will bear cash interest at a rate of 3.5% per year. Interest will be payable semi-annually in arrears on March 15 and September 15 of each year, commencing on September 15, 2026. The Notes will mature on March 15, 2031, unless earlier repurchased, redeemed or converted.

The Notes will be guaranteed on a senior basis by the Guarantor, and the Notes and the related guarantee by the Guarantor will be senior, secured obligations of Wolfspeed and the Guarantor, secured by substantially all assets of the Company and the Guarantor (the “Collateral”). The Notes and related guarantees (i) will rank equally in right of payment, without giving effect to collateral arrangements, with any existing and future senior indebtedness of the Issuer and the Guarantor, (ii) will be senior in right of payment to any existing and future subordinated obligations of the Issuer and the Guarantor, (iii) will be effectively subordinated to all secured indebtedness of the Issuer and the Guarantor that is secured by a lien on the Collateral that is senior or prior to the lien on the Collateral securing the Notes (including obligations under Wolfspeed’s existing Senior Secured Notes due 2030 (the “Senior Notes”)), (iv) will be effectively senior to all indebtedness of the Issuer and the Guarantor that is not secured by a lien on the Collateral, or that is secured by a lien ranking junior to the lien on the Collateral securing the Notes (including Wolfspeed’s existing 2.5% Convertible Second Lien Senior Secured Notes due 2031 and 7.00%/12.00% Second Lien Senior Secured PIK Toggle Notes due 2031) and (v) will be structurally subordinated to all liabilities of the non-guarantor subsidiaries.

Noteholders will have the right to convert their Notes at any time at their election (subject to certain limitations) until the close of business on the second scheduled trading day immediately before the maturity date. The initial conversion rate for the Notes will be 49.6623 shares of Wolfspeed’s common stock per $1,000 principal amount of Notes (which is equivalent to an initial conversion price of approximately $20.14 per share of Wolfspeed’s common stock), and will be subject to customary anti-dilution adjustments. Conversions of the Notes will be settled in cash, shares of the common stock or a combination thereof, at Wolfspeed’s election. The initial conversion price represents a conversion premium of approximately 20.0% over the last reported sale price of $16.78 per share of Wolfspeed’s common stock on the New York Stock Exchange on March 18, 2026.

If a “fundamental change” (as defined in the Indenture) occurs, then, subject to limited exceptions, noteholders may require Wolfspeed to repurchase their notes for cash at a repurchase price equal to the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the applicable repurchase date.

The Notes will be redeemable, in whole or in part, for cash at Wolfspeed’s option at any time, and from time to time, on or after March 20, 2028, and on or before the 35th scheduled trading day immediately before the maturity date, but only if the last reported sale price per share of Wolfspeed’s common stock exceeds 175% of the conversion price for a certain period of time if the redemption date occurs on or before March 19, 2029 and 130% of the conversion price for a certain period of time if the redemption occurs on or after March 20, 2029, in each case subject to the satisfaction of certain conditions. The redemption price will be equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

Subject to certain restrictions, each Pre-Funded Warrant will be exercisable at the option of the holder of such Pre-Funded Warrant for the purchase of one share of Wolfspeed’s common stock at an exercise price of $0.01 per share, subject to customary anti-dilution adjustments.

Goldman Sachs & Co. LLC, Wells Fargo Securities, LLC and William Blair & Company L.L.C. acted as placement agents and financial advisors to Wolfspeed in connection with the offering of the securities. J. Wood Capital Advisors LLC also acted as a financial advisor to Wolfspeed.

The securities (and the shares of Wolfspeed’s common stock issuable upon conversion of the Notes or exercise of the Pre-Funded Warrants) to be sold in the Private Placements have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state or other applicable jurisdiction’s securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state or other jurisdictions’ securities laws. Wolfspeed has agreed to file a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) registering the resale of the Shares and shares of Wolfspeed’s common stock issuable upon the exercise of the Pre-Funded Warrants sold in the Private Placements.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the securities, nor will there be any sale of such securities, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful.

About Wolfspeed, Inc.

Wolfspeed (NYSE: WOLF) leads the market in the worldwide adoption of silicon carbide technologies that power the world’s most disruptive innovations. As the pioneers of silicon carbide, and creators of the most advanced semiconductor technology on earth, we are committed to powering a better world for everyone. Through silicon carbide material, Power Modules, Discrete Power Devices and Power Die Products targeted for various applications, we will bring you The Power to Make It Real.™

Forward Looking Statements:

This press release includes forward-looking statements, including statements regarding the completion of the Private Placements, the expected amount and intended use of the gross proceeds, and the redemption of a portion of the Senior Notes. Forward-looking statements represent Wolfspeed’s current expectations regarding future events and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Among those risks and uncertainties are market conditions, the satisfaction of the closing conditions related to the offering and risks relating to Wolfspeed’s business, including those described in periodic reports that Wolfspeed files from time to time with the SEC. Wolfspeed may not consummate the offering described in this press release and, if the offering is consummated, cannot provide any assurances regarding its ability to effectively apply the gross proceeds as described above. The forward-looking statements included in this press release speak only as of the date of this press release, and Wolfspeed does not undertake to update the statements included in this press release for subsequent developments, except as may be required by law.

Wolfspeed® is a registered trademark of Wolfspeed, Inc.

Investor Relations:

Tyler Gronbach

Vice President of External Affairs

919-407-4820

investorrelations@wolfspeed.com